PARTNERSHIP AGREEMENT


                                       OF


                             RIVERSIDE JOINT VENTURE

                                TABLE OF CONTENTS


      Section                                                                                                   Page

         I.       Basic Provisions..............................................................................  1

                  1.       Formation of Partnership.............................................................  1

                  2.       Name of the Partnership..............................................................  1

                  3.       Principal Place of Business..........................................................  1

                  4.       Definitions..........................................................................  1
                  4.1      Accounting Principles................................................................  1
                  4.2      Additional Capital Contributions.....................................................  2
                  4.3      Adjacent Fee Site....................................................................  2
                  4.4      Adjacent Fee Site Agreements.........................................................  2
                  4.5      Affiliate............................................................................  2
                  4.6      Affiliate (Controlled)...............................................................  2
                  4.7      Affiliate Loan.......................................................................  2
                  4.8      Affiliate (Wholly Owned).............................................................  2
                  4.9      Agreement............................................................................  3
                  4.10     Annual Plan..........................................................................  3
                  4.11     Appraisal Buyout.....................................................................  3
                  4.12     Appraisal Buyout Notice..............................................................  3
                  4.13     Appraisal Buyout Price...............................................................  3
                  4.14     Appraisal Purchaser..................................................................  3
                  4.15     Appraiser............................................................................  3
                  4.16     Arbitrator...........................................................................  3
                  4.17     Authorized Appraiser ................................................................  3
                  4.18     Available Cash.......................................................................  3
                  4.19     Beneficial Owner(ship)...............................................................  3
                  4.20     Budgets..............................................................................  3
                  4.21     Business Day.........................................................................  3
                  4.22     Buy/Sell.............................................................................  3
                  4.23     Buy/Sell Notice......................................................................  3
                  4.24     Buy/Sell Price.......................................................................  3
                  4.25     Buy/Sell Response....................................................................  4
                  4.26     Capital Account......................................................................  4
                  4.27     Capital Contribution.................................................................  4
                  4.28     Capital Stock .......................................................................  4
                  4.29     Change of Control of Players' Parent.................................................  4
                  4.30     Code.................................................................................  5
                  4.31     Competing Developer..................................................................  5

                                     - ii -

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                  4.32     Construction Costs...................................................................  5
                  4.33     Consumer Price Index.................................................................  5
                  4.34     Continuing Liabilities...............................................................  5
                  4.35     Conversion Notice....................................................................  5
                  4.36     Cost Budget..........................................................................  6
                  4.37     Debt.................................................................................  6
                  4.38     Debtor Partner.......................................................................  6
                  4.39     Default Lender.......................................................................  6
                  4.40     Default Loan.........................................................................  6
                  4.41     Defaulting Partner...................................................................  6
                  4.42     Depreciation.........................................................................  6
                  4.43     Designated Appraiser.................................................................  6
                  4.44     Distributable Cash...................................................................  7
                  4.45     Effective Date.......................................................................  7
                  4.46     Entertainment Facilities.............................................................  7
                  4.47     Event of Default.....................................................................  7
                  4.48     Exchange Act.........................................................................  7
                  4.49     Excluded Person......................................................................  7
                  4.50     Exempt Sale or Disposition...........................................................  7
                  4.51     Fair Market Value....................................................................  7
                  4.52     Fiscal Month.........................................................................  7
                  4.53     Fiscal Period........................................................................  7
                  4.54     Fiscal Year..........................................................................  8
                  4.55     Fischer Site.........................................................................  8
                  4.56     Ground Lease.........................................................................  8
                  4.57     Guarantor............................................................................  8
                  4.58     Harrah's.............................................................................  8
                  4.59     Harrah's (LLC).......................................................................  8
                  4.60     Harrah's Las Vegas...................................................................  8
                  4.61     Harrah's Lease.......................................................................  8
                  4.62     Harrah's Premises....................................................................  8
                  4.63     HEI..................................................................................  8
                  4.64     HMHOC................................................................................  8
                  4.65     Holding Entity.......................................................................  8
                  4.66     Indemnified Person...................................................................  8
                  4.67     Indemnifying Partner.................................................................  8
                  4.68     Initial Capital Contribution.........................................................  8
                  4.69     Initial Period.......................................................................  9
                  4.70     Institutional Investor...............................................................  9
                  4.71     Invested Capital.....................................................................  9
                  4.72     IRS..................................................................................  9
                  4.73     Leased Site..........................................................................  9
                  4.74     Losses...............................................................................  9
                  4.75     Lot 7................................................................................  9
                  4.76     Major Decisions...................................................................... 10
                  4.77     Management Agreement................................................................. 10

                                     - iii -


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                  4.78     Material Modification................................................................ 10
                  4.79     Monetary Default..................................................................... 10
                  4.80     Net Proceeds of Sale or Financing/Refinancing........................................ 10
                  4.81     Non-Arbitrable Decisions............................................................. 10
                  4.82     Non-Defaulting Partner............................................................... 10
                  4.83     Notice............................................................................... 10
                  4.84     Offering Partner..................................................................... 10
                  4.85     Offer................................................................................ 10
                  4.86     Offeree.............................................................................. 10
                  4.87     Offeror.............................................................................. 11
                  4.88     Opening Date......................................................................... 11
                  4.89     Operating Budget..................................................................... 11
                  4.90     Operating Expenses................................................................... 11
                  4.91     Operating Leases..................................................................... 11
                  4.92     Operating Lease Premises............................................................. 11
                  4.93     Option Period........................................................................ 11
                  4.94     Partner Loan......................................................................... 11
                  4.95     Partner Nonrecourse Debt............................................................. 11
                  4.96     Partner Nonrecourse Minimum Gain..................................................... 11
                  4.97     Partners............................................................................. 11
                  4.98     Partnership.......................................................................... 11
                  4.99     Partnership Accountants.............................................................. 11
                  4.100    Partnership Interest................................................................. 11
                  4.101    Percentage........................................................................... 11
                  4.102    Person............................................................................... 12
                  4.103    Plans and Specifications............................................................. 12
                  4.104    Players.............................................................................. 12
                  4.105    Players' Lease....................................................................... 12
                  4.106    Players' Parent...................................................................... 12
                  4.107    Players' Premises.................................................................... 12
                  4.108    Prime Rate........................................................................... 12
                  4.109    Profits.............................................................................. 13
                  4.110    Prohibited Person.................................................................... 13
                  4.111    Project Office....................................................................... 13
                  4.112    Project Property..................................................................... 13
                  4.113    Project Site......................................................................... 14
                  4.114    Qualified Institutional Buyer........................................................ 14
                  4.115    Receiving Partner.................................................................... 14
                  4.116    Redeemed Interest.................................................................... 14
                  4.117    Redemption Notice.................................................................... 14
                  4.118    Regulations.......................................................................... 14
                  4.119    Reserves............................................................................. 14
                  4.120    Sale or Financing/Refinancing........................................................ 14
                  4.121    Shoreside Complex.................................................................... 15
                  4.122    State................................................................................ 15
                  4.123    Substantial Completion............................................................... 15

                                     - iv -


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                  4.124    Transfer............................................................................. 15
                  4.125    Transferor Partner................................................................... 15
                  4.126    Unsuitability Determination.......................................................... 15
                  4.127    Unsuitability Redemption ............................................................ 16
                  4.128    Unsuitability Redemption Price....................................................... 16
                  4.129    Unsuitable Partner................................................................... 16
                  4.130    Usury Rate........................................................................... 16
                  4.131    Valuation Date....................................................................... 16
                  4.132    Voting Power......................................................................... 16

         II.      Operating Provisions

         1.       Purposes of the Partnership................................................................... 16

                  2.       Term of Partnership.................................................................. 17

                  3.       Percentage Interests................................................................. 17

                  4.       Capital Contributions; Partner Loans................................................. 17

                  5.       Distributions........................................................................ 19

                  6.       Profits and Losses................................................................... 20

                  7.       Management........................................................................... 22

                  8.       Compensation to Partners; Other Interests............................................ 33

                  9.       Disposition or Transferability of Partnership Interests.............................. 37

                  10.      Dissolution of the Partnership....................................................... 45

                  11.      Liquidation of the Partnership....................................................... 46

                  12.      Books and Records.................................................................... 47

                  13.      Reimbursement........................................................................ 48

                  14.      Representations and Warranties/Indemnification....................................... 48

                  15.      Certificates, Documents, Execution................................................... 56

                  16.      Amendment............................................................................ 57

                  17.      Notices.............................................................................. 57

                  18.      Bank Accounts; Investments........................................................... 57

                  19.      Arbitration.......................................................................... 58

                                      - v -

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                  20.      Events of Default.................................................................... 61

                  21.      Remedies............................................................................. 62

                  22.      Choice of Remedies................................................................... 63

                  23.      Advances; Buy-Down................................................................... 64

                  24.      Redemption of Unsuitable Partner's Partnership Interest.............................. 68

                  25.      Appraisal Buyout..................................................................... 69

                  26.      Buy/Sell............................................................................. 73

                  27.      Waiver............................................................................... 77

                  28.      Gambling Qualifications in Missouri.................................................. 78

                  29.      Other Gambling Qualifications........................................................ 79

                  30.      Lender Suitability................................................................... 80

                  31.      Covenants............................................................................ 81

                  32.      Valuation and Appraisal Procedures................................................... 85

                  33.      Miscellaneous........................................................................ 86

                  34.      Binding Effect....................................................................... 87


                                     - vi -

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                                TABLE OF EXHIBITS

EXHIBIT A             -    Description of Adjacent Fee Site

EXHIBIT B             -    Description of Fischer Site

EXHIBIT C-1           -    Description of Leased Site

EXHIBIT C-2           -    Description of Easements Appurtenant to Leased Site

EXHIBIT D             -    Management Agreement

EXHIBIT E             -    Plans & Specifications

EXHIBIT F             -    Cost Budget

EXHIBIT F-1           -    Cost Budget Items Paid Between 03/01/95 and the
                           Effective Date

EXHIBIT G             -    Partner's Initial Capital Contributions

EXHIBIT H             -    Prohibited Persons

EXHIBIT I             -    Liens and Encumbrances on Project Property

EXHIBIT J             -    Partnership Liabilities/Obligations

EXHIBIT K             -    Irrevocable Banking Instructions

EXHIBIT L             -    Partnership Investment Guidelines

EXHIBIT M             -    Confidentiality Agreement

EXHIBIT N             -    Form of Security Legend Regarding Partnership Agreement Transfer
                           Restrictions and Redemption Requirements

EXHIBIT O             -    Form of Redemption Provisions to be Included in Holding Entity Articles
                           of Incorporation or Other Formative Documents

EXHIBIT P             -    Form of Provision for Loan Documents

EXHIBIT Q             -    Hotel and Special Events Room Allocation Policies

EXHIBIT R             -    Escrow Agreement


                                     - vii -

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EXHIBIT S             -    Skidmore, Owings and Merrill Agreement

EXHIBIT T             -    City Agreement, Howard Bend Levee District Agreement, U.S. Army
                           Corps of Engineers Agreements

EXHIBIT U             -    Players' Parent Stock Certificate

EXHIBIT V             -    Conceptual Sign Plan

                              PARTNERSHIP AGREEMENT
                                       OF
                             RIVERSIDE JOINT VENTURE

         This agreement (the "Agreement") is made this 2nd day of November, 1995, between HARRAH'S MARYLAND HEIGHTS CORPORATION, a Nevada corporation, and PLAYERS MH, L.P., a Missouri limited partnership.

         In consideration of the promises contained in this Agreement, the parties to this Agreement, each intending to be legally bound, agree as follows:

I.       Basic Provisions

         1. Formation of Partnership

         Harrah's and Players hereby form a general partnership under and pursuant to, and, except to the extent permissibly modified hereby, governed by, the Uniform Partnership Law of the State of Missouri [Chapter 358 RsMO] (the "Act").
         2. Name of the Partnership

        The business of the Partnership shall be conducted under the name "Riverside Joint Venture". The Partners shall register this name (or any other name the Partners may decide to use for the Partnership) and/or comply with any applicable fictitious business name law in the State of Missouri.

         3. Principal Place of Business

        The principal place of business of the Partnership beginning on the Opening Date shall be located at the Project Office. Until the Opening Date, the principal place of business of the Partnership shall be located at 1023 Cherry Road, Memphis, Tennessee 38117.

         4. Definitions

         In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below. References to Sections of this Agreement refer to the Sections of Part II of this Agreement, except as otherwise noted.

         4.1 Accounting Principles - United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in the event such Accounting Principles Board and

Financial Accounting Standards Board are no longer in existence or no longer publish such principles, opinions and statements, in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect from time to time.

         4.2 Additional Capital Contributions - those Capital Contributions described in Section 4(b).

         4.3 Adjacent Fee Site - land to be acquired pursuant to the Adjacent Fee Site Agreements, and more particularly described on Exhibit A.

         4.4 Adjacent Fee Site Agreements - (i) that certain Agreement of Sale dated June 30, 1995 between Riverport Farm Partners, as seller, and Harrah's, as buyer; and (ii) that certain Agreement dated effective August 21, 1995 between Anita Bechtold and Eileen Carlson as Trustees under Indenture of Trust of Anita Bechtold dated March 14, 1991, as seller, and Harrah's, as buyer.

         4.5 Affiliate - with respect to any designated Person, any other Person who, directly or indirectly, owns or controls ten percent (10%) or more of the Capital Stock or Voting Power of the Person (on a fully diluted basis), or percent (10%) or more of the Capital Stock or Voting Power of which is owned or controlled by the designated Person, directly or indirectly.

         4.6 Affiliate (Controlled) - with respect to any designated Person, any other Person who, directly or indirectly, owns or controls more than fifty percent (50%) of the Capital Stock or Voting Power of the Person (on a fully diluted basis), or more than fifty percent (50%) of the Capital Stock or Voting Power of which is owned or controlled by the designated Person, directly or indirectly.

         4.7 Affiliate Loan - any loan (including principal, interest and other charges) made by an Affiliate of a Partner to the Partnership, but excluding unpaid amounts due to an Affiliate from time to time under any contract with the Partnership for goods and/or services.

         4.8 Affiliate (Wholly Owned) - with respect to any designated Person, any other Person who, directly or indirectly, owns or controls one hundred percent (100%) of the Capital Stock or Voting Power of the Person, or one hundred percent (100%) of the Capital Stock or Voting Power of which is owned or controlled in whole by the designated Person, directly or indirectly.

         4.9 Agreement - as defined in the introductory paragraph of this Agreement.

         4.10 Annual Plan - as defined in Section 7(l).

         4.11 Appraisal Buyout - as defined in Section 25(a).

         4.12 Appraisal Buyout Notice - as defined in Section 25(a)(ii).

         4.13 Appraisal Buyout Price - ninety percent (90%), or one hundred percent (100%) in the case of an Appraisal Buyout caused by casualty or condemnation, of the Fair Market Value of a Partner's Project Property determined in accordance with Section 9(n) (as modified by Section 25(a)(ii)).

         4.14 Appraisal Purchaser - as defined in Section 25(a)(i).

         4.15 Appraiser - as defined in Section 9(n)(ii)(A).

         4.16 Arbitrator - as defined in Sections 19(a)(i) and 19(b)(i).

         4.17 Authorized Appraiser - an individual designated by a Partner who:

              (i) is a partner or employee of a disinterested, reputable and nationally recognized certified public accounting firm or has comparable qualifications; and (ii) has at least ten (10) years' experience in the financial reporting and valuation of casino properties.

         4.18 Available Cash - gross receipts of the Partnership derived from all sources (other than Net Proceeds of Sale or Financing/Refinancing, Capital Contributions, Partner Loans or Affiliate Loans), LESS Operating Expenses, determined on a cash basis.

         4.19 Beneficial Owner(ship) - as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all Capital Stock that any such person has the right to acquire, whether such right is exercisable immediately or after the passage of time.

         4.20 Budgets - the Cost Budget that is approved or otherwise operative under this Agreement, or the Operating Budget that is approved or otherwise operative under this Agreement and the Management Agreement (if then existing), or both, as the case may be.

         4.21 Business Day - any Monday through and including Friday that is not a legal holiday in the State.

         4.22 Buy/Sell - as defined in Section 26(a).

         4.23 Buy/Sell Notice - as defined in Section 26(a).

         4.24 Buy/Sell Price - as defined in Section 26(a).

         4.25 Buy/Sell Response - as defined in Section 26(c).

         4.26 Capital Account - a separate account maintained for each Partner in accordance with the Code and Regulations as part of the books and records of the Partnership. The Capital Account balance for each Partner shall be computed in accordance with the principles of Regulation Section 1.704-1(b)(2)(iv).

         4.27 Capital Contribution - cash and the agreed value of property contributed from time to time by a Partner to the Partnership and credited to its Capital Account.

         4.28 Capital Stock - all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated and whether or not presently exercisable): (i) with respect to a corporation, in stock of that corporation; (ii) with respect to a limited liability company, in the membership of such limited liability company; (iii) with respect to a partnership, in partnership interests and/or limited partnership interests thereof; (iv) with respect to a trust, in the beneficial ownership and/or beneficiaries thereunder; and (v) with respect to any other entity, in the ownership of the capital and profits of such entity, however designated.

         4.29 Change of Control of Players' Parent - until the second anniversary of the Effective Date, any change in the identity, as members of the Board of Directors of four (4) or more of the following individuals currently serving as members of the Board of Directors of Players' Parent or any successor Holding Entity of Players' Project Property:

         Edward Fishman
         David Fishman
         Howard Goldberg
         Thomas E. Gallagher
         Marshall S. Geller
         Lee Seidler
         Steven P. Perskie

On and following the second anniversary of the Effective Date, and continuing until the seventh anniversary of the Effective Date, any acquisition of more than forty-nine percent (49%) of the Capital Stock or Voting Power in Players, Players' Parent or any Holding Entity of Players' Project Property by a Prohibited Person.

         4.30 Code - The Internal Revenue Code of 1986, as amended to date and as amended hereafter.

         4.31 Competing Developer - as defined in Section 8(d).

         4.32 Construction Costs - all costs and expenses incurred in connection with the acquisition, design, financing, permitting, construction and opening for business of the Shoreside Complex and the Fischer Site, which, in accordance with Accounting Principles applicable to the Partnership, are properly attributable to the cost of acquisition, development and construction of such property, but excluding Tenant's Work and Tenant's Property (as defined in the Operating Leases) and other costs incurred by Harrah's (LLC) and Players in opening their respective Operating Lease Premises, which are not the responsibility and cost of the Partnership. Construction Costs shall be determined either (i) by written agreement of the Partners within ninety (90) days after the Opening Date of the Entertainment Facilities; or (ii) by arbitration pursuant to Section 19(b) at the request of either Partner, should the Partners not agree on such Construction Costs within such ninety (90) day period.

         4.33 Consumer Price Index - the Consumer Price Index for All Urban Consumers most recently published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items, (1982-84=100), or any successor or replacement index thereto. If the Consumer Price Index shall, after the date hereof, be converted to a different standard reference base or shall otherwise be revised, any determination hereunder which uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. If the Consumer Price Index shall cease to be published, then for the purpose of this Agreement there shall be substituted for the Consumer Price Index such other similar index as the Partnership Accountants shall determine which measures changes in the relative purchasing power of United States currency over the term of this Agreement.

         4.34 Continuing Liabilities - indemnity obligations relating to events occurring prior to or during the time of a Partner's ownership of its Project Property.

         4.35 Conversion Notice - as defined in Section 23(b).

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         4.36 Cost Budget - the estimate of all categories of Construction Costs which is hereby approved by both Partners and attached to this Agreement as Exhibit F, as the same may be modified from time to time pursuant to this Agreement.

         4.37 Debt - (a) all liabilities and obligations, contingent or otherwise: (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Partnership or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments;
(iii) representing the balance deferred and unpaid of the purchase price of any property or services, if and to the extent any of the foregoing described in clauses (i), (ii) and (iii) would appear as a liability on the balance sheet of the Partnership; (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to a capitalized lease obligation; or (vi) evidenced by a letter of credit or reimbursement obligation of such person with respect to any letter of credit;
(b) all liabilities of others of the kind described in the preceding clause(a) that the Partnership has guaranteed or that is otherwise its legal liability; and (c) all obligations secured by a lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Partnership are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be the Partnership's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such lien attaches and the amount of the obligation so secured.

         4.38 Debtor Partner - as defined in Section 9(c).

         4.39 Default Lender - as defined in Section 23(a)(i).

         4.40 Default Loan - as defined in Section 23(a).

         4.41 Defaulting Partner - as defined in Section 21 (introductory paragraph).

         4.42 Depreciation - the depreciation, amortization, or other cost recovery deduction allowable to the Partnership for each Fiscal Year as determined by the Partnership Accountants for the Partnership for Federal income tax purposes; provided, however, that if an asset is carried on the books of the Partnership at a value other than its remaining tax basis, then Depreciation shall be determined within the guidelines set forth in Regulation Section 1.704-1(b)(2)(iv)(g)(3).

         4.43 Designated Appraiser - as defined in Section 9(n)(ii)(A).

         4.44 Distributable Cash - Available Cash LESS Reserves, determined on a cash basis.

         4.45 Effective Date - the date of execution of this Agreement.

         4.46 Entertainment Facilities - all buildings within the Shoreside Complex intended to be used by the Partnership for hotel, parking, restaurant and entertainment purposes, (other than the Harrah's Premises and Players' Premises) and all surface parking lots serving such buildings.

         4.47 Event of Default - as defined in Section 20.

         4.48 Exchange Act - means the Securities and Exchange Act of 1934, as amended.

         4.49 Excluded Person - means (a) Players' Parent or any Affiliate (Wholly Owned) of Players' Parent; (b) any employee benefit plan of Players' Parent or of any Affiliate (Wholly Owned) of Players' Parent or any trustee or similar fiduciary holding Capital Stock of Players' Parent or any Affiliate (Wholly Owned) of Players' Parent for or pursuant to the terms of any such plan;
(c) HEI and any Affiliate (Wholly Owned) of HEI; (d) Merv Griffin; (e) Edward Fishman; (f) David Fishman; (g) Howard A. Goldberg; (h) Thomas E. Gallagher; (i) Marshall S. Geller; (j) Lee Seidler; (k) Steven P. Perskie; (l) Peter J. Aranow;
(m) members of the immediate families of the individuals identified in (d) through and including (l); and (n) Affiliates (Wholly Owned) of the foregoing Persons.

         4.50 Exempt Sale or Disposition - as defined in Section 8(d).

         4.51 Fair Market Value - unless otherwise specifically provided in this Agreement, the Fair Market Value of any asset shall be its agreed value as determined by agreement of all of the Partners in accordance with Section 32(a), or, in the absence of such agreement, as determined in accordance with Sections 9(n) and 25. Solely for the purpose of determining and allocating unrealized gains and losses upon a liquidation or other distribution event, the Fair Market Value of an asset shall be at least equal to the nonrecourse debt to which it is subject.

         4.52 Fiscal Month - a calendar month or such portion thereof as may occur during the term of this Agreement.

         4.53 Fiscal Period - a Fiscal Year or Fiscal Month, as the case may be.

         4.54 Fiscal Year - a calendar year or applicable portion thereof as may occur during the term of this Agreement.

         4.55 Fischer Site - the land located in Maryland Heights, Missouri, more particularly described in Exhibit B.

         4.56 Ground Lease - the Ground Lease of even date herewith between Harrah's (LLC), as landlord, and the Partnership, as tenant, covering the Leased Site.

         4.57 Guarantor - as defined in Section 4(b)(vi).

         4.58 Harrah's - Harrah's Maryland Heights Corporation, a Nevada corporation.

         4.59 Harrah's (LLC) - Harrah's Maryland Heights LLC, a Delaware limited liability company.

         4.60 Harrah's Las Vegas - Harrah's Las Vegas, a Nevada corporation, and any successor owner of Harrah's System Marks (as defined in the Management Agreement) that are used at the Shoreside Complex.

         4.61 Harrah's Lease - the Lease of even date herewith between Harrah's
(LLC), as tenant, and the Partnership, as landlord.

         4.62 Harrah's Premises - the portion of the Shoreside Complex that is leased to Harrah's (LLC) pursuant to the Harrah's Lease.

         4.63 HEI - Harrah's Entertainment, Inc., a Delaware corporation.

         4.64 HMHOC - Harrah's Maryland Heights Operating Company, a Nevada corporation.

         4.65 Holding Entity - the Partners, and any corporation, partnership, trust, limited liability company, limited partnership or other Person that, directly or indirectly, holds any interest in, or any Beneficial Ownership of, any Partnership Interest or Project Property.

         4.66 Indemnified Person - as to any Partner indemnified under Section 14, the Partnership, such Partner and any Affiliate of such Partner (other than the Indemnifying Partner), and any agents, attorneys, officers, members, directors, stockholders or employees of such Partner or such Affiliate.

         4.67 Indemnifying Partner - a Partner that owes any amount or duty to any Indemnified Person pursuant to Section 14.

         4.68 Initial Capital Contribution - as defined in Section 4(a).

         4.69 Initial Period - as defined in Section 9(n)(ii)(A).

         4.70 Institutional Investor - any entity which (i) (A) (1) is an insurance company, state chartered commercial or savings bank, national bank, real estate investment trust, pension or profit sharing plan or trustee of any pension or profit sharing trust; and (2) has either net assets of not less than Fifty Million Dollars ($50,000,000) or total assets of not less than One Hundred Million Dollars ($100,000,000), in each instance annually adjusted to reflect increases, but not decreases, in the Consumer Price Index; or (B) is a Qualified Institutional Buyer, and (ii) agrees to comply with this Agreement by delivery of an instrument in form and substance reasonably acceptable to the Partners.

         4.71 Invested Capital - as of the time of its determination, the total of a Partner's Capital Contributions and Partner Loans LESS any Distributable Cash, Net Proceeds of Sale or Financing/Refinancing and the fair market value of any non-cash property distributed to such Partner.

         4.72 IRS - as defined in Section 12(d).

         4.73 Leased Site - the land described in Exhibit C-1, together with the easements appurtenant thereto as described in Exhibit C-2.

         4.74 Losses - for each Fiscal Year or other Fiscal Period, an amount equal to the Partnership's taxable loss for such Fiscal Year or Fiscal Period, as determined in accordance with Section 703(a) of the Code (for this purpose, all items of loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in Losses), with the adjustments required to comply with the Capital Account maintenance rules of Regulation
Section 1.704-1(b). If Capital Accounts are adjusted in accordance with Regulation Section 1.704-1(b), such adjustments shall be treated as Losses (when appropriate under said Regulations), which are to be allocated among the Partners in accordance with this Section; subsequent to any such adjustments, tax allocations of loss and deduction with respect to Partnership assets shall take into account any variation between their respective adjusted bases for Federal income tax purposes and their fair market value in the same manner as under Code Section 704(c). Adjustments to Capital Accounts made pursuant to this
Section 4.75 shall have no impact on the Partners' respective Percentages.

         4.75 Lot 7 - Lot 1 of Riverport Subdivision Tract 7, as recorded in the Public Records of St. Louis County, Missouri.

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         4.76 Major Decisions - as defined in Section 7(a).

         4.77 Management Agreement - the Management Agreement by and between the Partnership and HMHOC, attached as Exhibit D and to be executed concurrently with this Agreement.

         4.78 Material Modification - a modification of, addition to or deletion from the conceptual Plans and Specifications for the Shoreside Complex attached as Exhibit E, including without limitation, the sign layouts referred to in
Section 8.2 of each Operating Lease as well as the use of proprietary marks as provided in Article 12.1 of the Management Agreement.

         4.79 Monetary Default - any of: (i) the failure to make, when due, an Initial Capital Contribution pursuant to Section 4(a); (ii) the failure to make, when due, a mandatory Additional Capital Contribution pursuant to Section 4(b)(i); (iii) the failure to make, when due, a voluntary Additional Capital Contribution pursuant to Section 4(b)(ii) following approval of such Capital Contribution by the Partners; (iv) the failure of an Indemnifying Partner to pay any indemnity obligation or any cost of defense of any indemnity claim when due to or on behalf of the Indemnified Partner; and (v) the failure to timely contribute the amount of a negative Capital Account balance upon liquidation of the Partnership.

         4.80 Net Proceeds of Sale or Financing/Refinancing - the net proceeds in cash or other property of a Sale or Financing/Refinancing after: (i) payment of all costs of the transaction realizing such proceeds; (ii) in the case of a financing or refinancing, the application of the proceeds of any such financing or refinancing to the Partnership uses for which they were borrowed; and (iii) the creation of reserves for contingent liabilities and liabilities, the exact amounts of which shall not then have been ascertained or as to which payment is not then due.

         4.81 Non-Arbitrable Decisions - as defined in Section 7(b).

         4.82 Non-Defaulting Partner - as defined in Section 21 (introductory paragraph).

         4.83 Notice - any notice, demand or other communication required or permitted by this Agreement. Notices shall be given as set forth in Section 17.

         4.84 Offering Partner - as defined in Section 8(d).

         4.85 Offer - as defined in Section 26(a).

         4.86 Offeree - as defined in Section 26(a).

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         4.87 Offeror - as defined in Section 26(a).

         4.88 Opening Date - the date that Players first opens for business at the Players' Premises, Harrah's (LLC) first opens for business at Harrah's Premises, and/or the Partnership first opens the Entertainment Facilities for business, as the case may be.

         4.89 Operating Budget - as defined in Section 7(l).

         4.90 Operating Expenses - all expenditures of the Partnership (other than Construction Costs) in connection with the Shoreside Complex and the Fischer Site, determined on a cash basis. Operating Expenses do not include: (a) any home office overhead expenses of any Partner, except when contained in an approved Budget or authorized by any contract or agreement executed by both Partners or otherwise approved by the Partners in writing; (b) any amount paid from Reserves of the Partnership; and (c) non-cash items such as depreciation and amortization of assets.

         4.91 Operating Leases - the Players' Lease and/or the Harrah's Lease, as the context requires.

         4.92 Operating Lease Premises - the portions of the Entertainment Facilities leased pursuant to the Operating Leases.

         4.93 Option Period - as defined in Section 9(k)(i).

         4.94 Partner Loan - any loan (including principal, interest and other charges) made by a Partner to the Partnership, but excluding unpaid amounts due to a Partner from time to time under any contract with the Partnership for goods or services.

         4.95 Partner Nonrecourse Debt - as defined in Section 6(a).

         4.96 Partner Nonrecourse Minimum Gain - as defined in Section 6(c).

         4.97 Partners - collectively and separately, Harrah's, Players and Persons admitted to the Partnership pursuant to this Agreement.

         4.98 Partnership - the partnership formed pursuant to this Agreement.

         4.99 Partnership Accountants - as defined in Section 12(b).

         4.100 Partnership Interest - the ownership interest of a Partner in the Partnership.

         4.101 Percentage - the percentage ownership of a Partner in the Partnership, as initially set forth in Section 3, and thereafter determined in accordance with the terms of this Agreement.

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         4.102 Person - an individual, corporation, association, partnership, limited partnership, limited liability company, trust, unincorporated organization or other entity.

         4.103 Plans and Specifications - the plans and specifications for the Shoreside Complex, or portions thereof, approved by the Partners or otherwise adopted pursuant to this Agreement. The conceptual Plans and Specifications attached or identified as or in Exhibit E are hereby approved by the Partners. Prior to the commencement of construction of the Shoreside Complex or letting of the general contract therefor, the Partners shall: (i) agree upon, or there shall be determined in accordance with Section 19(a), all Material Modifications required to produce full detailed construction Plans and Specifications for the Shoreside Complex; and (ii) memorialize such determination by joint writing or written determination of the Arbitrator, as the case may be.

         4.104 Players - Players MH, L.P., a Missouri limited partnership.

         4.105 Players' Lease - the lease of even date herewith between Players, as tenant, and the Partnership, as landlord.

         4.106 Players' Parent - Players International, Inc., a Nevada corporation.

         4.107 Players' Premises - the portion of the Shoreside Complex leased to Players pursuant to the Players' Lease.

         4.108 Prime Rate - the "Prime Rate" that is reported in the Money Rates column of The Wall Street Journal on the Business Day for which the rate is applicable (or the next preceding Business Day, if the applicable day is not a Business Day). If The Wall Street Journal ceases publication of the Prime Rate, the Prime Rate (or base rate) from time to time announced by Bankers Trust Company, New York, New York, or its successor (whether or not such rate has actually been charged by such bank), or if Bankers Trust Company discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the highest rate charged by such bank on short term, unsecured loans to corporate borrowers. If The Wall Street Journal (a) publishes more than one Prime Rate, the higher or highest of such rate shall apply, or (b) publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall apply. If the Prime Rate changes, interest rates in this Agreement which are based on the Prime Rate shall change, effective as of the first day of each calendar month, to reflect the Prime Rate in effect on the last day of the preceding calendar month. Notwithstanding anything to the contrary in this paragraph, the Prime Rate shall never exceed the Usury Rate.

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         4.109 Profits - for each Fiscal Year or other Fiscal Period, an amount equal to the Partnership's taxable income for such year or period, as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income or gain required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in Profits), with the adjustments required to comply with the Capital Account maintenance rules of Regulation Section 1.704-1(b). If Capital Accounts are adjusted in accordance with Regulation Section 1.704-1(b) (when appropriate under said Regulations), such adjustments shall be treated as Profits which are to be allocated among the Partners in accordance with this Section; subsequent to any such adjustments, tax allocations of income or gain with respect to Partnership assets shall take into account any variation between their respective adjusted bases for Federal income tax purposes and their fair market value in the same manner as under Code Section 704(c). Adjustments to Capital Accounts made pursuant to this Section 4.110 shall have no impact on the Partners' respective Percentages.

         4.110 Prohibited Person - any of those Persons described in Exhibit H.

         4.111 Project Office - the office of the Partnership to be established by the Partners at the Entertainment Facilities at or following the Opening Date of the Entertainment Facilities.

         4.112 Project Property - in the case of Players:

              (i) the Partnership Interest of Players; and

              (ii) the interest of Players in the Players' Lease (and any personal property located or installed in Players' Premises or arising out of the business conducted therein).

       in the case of Harrah's:

              (i) the Partnership Interest of Harrah's;

              (ii) the interest of HMHOC or any other Affiliate (Wholly Owned) of HEI to which the obligations of HMHOC under the Management Agreement may be assigned; and

              (iii) the interest of Harrah's (LLC) in the Harrah's Lease (and any personal property located or installed in Harrah's Premises or arising out of the business conducted therein);

       provided that, in the case of a purchase by Players of Harrah's
       Project Property pursuant to Sections 9(b), 9(c), 24, 25, or 26, Harrah's Project Property shall also include:

              (iv) Lot 7, if then owned by Harrah's or an Affiliate (Wholly Owned) of HEI; and

              (v) the fee simple interest of Harrah's (LLC) or any other Affiliate (Wholly Owned) of HEI to which such fee simple interest may be transferred, as ground lessor under the Ground Lease.

Project Property owned by any Affiliate (Wholly Owned) of a Partner shall, for purposes of this Agreement, be Project Property of such Partner, and such Partner and its Guarantor shall cause its Affiliate (Wholly Owned) to take all necessary action to fulfill its obligations or satisfy such Partner's obligations under this Agreement.

         4.113 Project Site - the Leased Site, the Adjacent Fee Site and the Fischer Site.

         4.114 Qualified Institutional Buyer - a qualified institutional buyer as defined in Rule 144A of the Securities and Exchange Commission promulgated pursuant to the Securities Act of 1933, as amended.

         4.115 Receiving Partner - as defined in Section 8(d).

         4.116 Redeemed Interest - as defined in Section 24(a).

         4.117 Redemption Notice - as defined in Section 24(a).

         4.118 Regulations - regulations promulgated from time to time by the United States Treasury Department pursuant to the Code. All references to specific Regulations in this Agreement shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

         4.119 Reserves - with respect to any Fiscal Period, cash set aside by the Partnership for working capital and to pay taxes, insurance, debt service, repairs, capital replacements, capital improvements, contingent liabilities, or other costs and expenses incident to the ownership or operation of the Shoreside Complex.

         4.120 Sale or Financing/Refinancing - any Partnership transaction resulting in the receipt of cash or other consideration not in the ordinary course of its business including, without limitation, any transaction of the following nature by the Partnership: sales or exchanges

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of real or personal property, condemnation or casualty resulting in recovery of damage awards or property insurance proceeds, or any debt financing/refinancings or other third-party borrowing, provided however, there shall be excluded from the definition of Sale or Financing/Refinancing the following: (i) Partner Loans; (ii) Affiliate Loans; (iii) Capital Contributions; (iv) temporary condemnation proceeds; and (v) proceeds of business interruption, loss of rent or similar insurance.

         4.121 Shoreside Complex - the Project Site, and any buildings, structures and improvements constructed on or affixed to the Project Site, including, without limitation, the Entertainment Facilities, Harrah's Premises, Players' Premises, and all roads, utilities, dredging, grading, landscaping, levees and other off-site improvements constructed or developed by the Partnership on or in support of the Project Site.

         4.122 State - the State of Missouri.

         4.123 Substantial Completion - substantial completion of the Shoreside Complex, or applicable portion thereof, in accordance with the Plans and Specifications as evidenced by: (i) a certificate of occupancy from the City of Maryland Heights; (ii) a certificate from: (x) the inspecting architect; and (y) the general contractor, that the Shoreside Complex has been substantially completed, as defined by Section 9.8.1 of American Institute of Architects Document A-201, General Conditions of the Contract for Construction (1987 Edition), in accordance with the Plans and Specifications; and (iii) to the extent required for its operation, issuance of a license or permit by the Missouri Gaming Commission approving the completion of construction thereof.

         4.124 Transfer - any sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of all or any part of a Partner's Project Property or of any direct or remote interest therein owned by a Beneficial Owner except for: (i) the sale of Capital Stock of HEI and Players' Parent on the New York or NASDAQ Stock Exchanges, as the case may be; or (ii) the sale, assignment, gift, hypothecation, pledge or other disposition in a single or related series of transactions, of all or substantially all of the assets of HEI or Players' Parent, as the case may be.

         4.125 Transferor Partner - as defined in Section 9(b).

         4.126 Unsuitability Determination - a final determination by a gambling regulatory authority that, for reasons of character, honesty, integrity, fiscal probity, or unlawful

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activity: (i) a Person is unsuitable to be associated (by contract or otherwise)
with another Person; (ii) an application of a Person to such gambling regulatory authority for a gambling license, permit or entitlement will not be approved; or
(iii) a license, permit or entitlement issued by such gambling regulatory authority to such Person will be suspended for more than seventy-two (72) hours, revoked, rescinded or not renewed.

         4.127 Unsuitability Redemption - as defined in Section 24(a).

         4.128 Unsuitability Redemption Price - ninety percent (90%) of the Fair Market Value of the Project Property determined in accordance with Section 9(n), except, in the case of: (i) Lot 7; (ii) the interest of Harrah's (LLC), as ground lessor of the Leased Site; and (iii) the interest of HMHOC as manager under the Management Agreement; the Unsuitability Redemption Price shall be ninety percent (90%) of the price for such assets determined in accordance with the procedure set forth in Section 26(b).

         4.129 Unsuitable Partner - as defined in Section 24(a).

         4.130 Usury Rate - the highest rate of interest that may be charged under the criminal law of the State of Missouri for the transaction between the Persons identified.

         4.131 Valuation Date - as defined in Section 24(a).

         4.132 Voting Power - the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of Capital Stock, by contract, exercise of any right of approval or otherwise.

II.      Operating Provisions

         1. Purposes of the Partnership

         The purposes of the Partnership are:

           (a) to lease the Leased Site under the Ground Lease and acquire fee title to the Adjacent Fee Site;

           (b) to own, hold, develop, operate, lease, transfer, sell, exchange, improve or otherwise dispose of all or any part of the Shoreside Complex;

           (c) to enter into and perform contracts of any kind necessary to, in connection with or incidental to the accomplishment of the foregoing purposes;

           (d) to incur Debt from any source, including without limitation any Partner or Affiliate of a Partner, to accomplish the foregoing purposes or to meet the obligations of the Partnership; to issue evidences of the Partnership's Debt to repay such

October 31, 1995
     borrowings; and to grant security interests in the Partnership's assets to secure repayment of such Debt; and

           (e) to do all other things necessary, desirable or conducive to the accomplishment of the aforesaid purposes or otherwise contemplated by this Agreement.

          The Partnership is a single-purpose joint venture and is intended to engage in no business or project other than those described above regarding the Shoreside Complex. The Partnership is not responsible for, and shall have no liability in connection with, the activities and operations of Harrah's Premises and Players' Premises, which shall each be separately operated by the tenant under each such Operating Lease. Title to all Partnership property shall be held in the name of the Partnership.

         2. Term of Partnership

         The term of the Partnership shall commence on the date hereof and continue until December 31, 2080, unless the Partnership is sooner dissolved in accordance with Section 10.

         3. Percentage Interests

           (a) The initial Percentage of each Partner in the Partnership shall be as follows:

                      Harrah's                       50.00%
                      Players                        50.00%
                                                     ======
                      TOTAL                          100%

           (b) The Percentage of each Partner as stated in this Section 3, shall be adjusted from time to time pursuant to the provisions of this Agreement.

         4. Capital Contributions; Partner Loans

           (a) Initial Capital Contributions

         Each Partner: (i) has this day made a cash Capital Contribution to the Partnership in the amount of Twenty Million Dollars ($20,000,000), for a total of Forty Million Dollars ($40,000,000); and (ii) shall make further cash Capital Contributions in the amount of Eighty-Five Million Five Hundred Thousand Dollars ($85,500,000), for a total of Two Hundred Eleven Million Dollars ($211,000,000), as provided in Exhibit G. Contributions of such Two Hundred Eleven Million Dollars ($211,000,000), One Hundred Five Million Five Hundred Thousand Dollars ($105,500,000) by each Partner, shall be called "Initial Capital Contributions". There shall be credited against the last required portion of each Partner's additional Eighty-Five Million Five Hundred Thousand Dollar ($85,500,000) Initial Capital Contribution the amounts set forth in Exhibit G, which are the agreed value of Partnership expenses previously incurred and related property contributed by such Partner.

           (b) Additional Capital Contributions

           In addition to its Initial Capital Contribution under Section 4(a), each Partner shall be obligated, within five (5) Business Days after Notice from the other Partner, to fund its Percentage of "Additional Capital Contributions," in cash, for the following:

              (i) Mandatory Additional Capital Contributions - all additional cash required by the Partnership for the following uses, without the need for a decision by the Partners: (A) to meet contractual obligations of the Partnership (including, without limitation, the contractual obligations of the Partnership to the City, Howard Bend Levee District and U.S. Army Corps of Engineers under the Agreements identified in Exhibit T; (B) to pay uninsured judgments (other than for tort claims);
       (C) to comply with law; (D) to restore, repair, rebuild or replace the Shoreside Complex following casualty or condemnation (unless the Partners have unanimously decided not to do so); (E) to meet other cash shortfalls of the Partnership from the operation of the Shoreside Complex (other than for tort claims); or (F) to repair construction defects, the estimated cost of which does not exceed amounts recovered from contractors or other warrantors by more than $50,000,000.

              (ii) Voluntary Additional Capital Contributions - all additional cash required by the Partnership for any use other than uses specified in
       Section 4(b)(i), the decision to contribute which shall be a Non-Arbitrable Decision.

          (c) General Provisions

              (i) If the allocations or distributions required or permitted under this Agreement result in the reduction of a Partner's Capital Account, such reduction need not be restored, except for restoration of negative Capital Account balances as provided in Section 7(e).

              (ii) No Partner shall have the right to withdraw, earn interest on or reduce its Capital Contribution.

              (iii) No Partner shall have personal liability for the repayment of the Capital Contribution of any Partner.

              (iv) Unless otherwise specified in this Agreement, Partner Loans and Affiliate Loans shall bear interest at a rate, not to exceed the Usury Rate, and be made on other terms and conditions, as are agreed by the Partners prior to the making of such loans; all of which shall be commensurate with the risk and nature of the particular loan. Partner Loans and Affiliate Loans shall be repayable solely as provided in this Agreement or as otherwise agreed and documented by the Partners.

              (v) Except to the extent provided for in this Agreement, no Partner shall have the right to receive a return of its Capital Contribution upon the dissolution of the Partnership, or to receive any distributions from the Partnership at any time.

              (vi) The obligation of Players to make its Initial Capital Contribution is guaranteed by Players' Parent, pursuant to the Guaranty appended to this Agreement, and the obligation of Harrah's to make its Initial Capital Contribution is guaranteed by Harrah's Operating Company, Inc., a Delaware corporation, pursuant to the Guaranty appended to this Agreement. Each of Players' Parent and Harrah's Operating Company, Inc. is referred to herein as a "Guarantor".

         5. Distributions

         Except as otherwise provided in Section 11:

           (a) Distributable Cash shall be distributed to the Partners in accordance with their respective Percentage, provided that all Distributable Cash otherwise payable to a Partner shall first be applied to pay interest, principal and other amounts due in respect of any Default Loan owed by such Partner.

           (b) Distributable Cash, if any, shall be distributed to the Partners at such intervals as the Partners may determine, but not less frequently than once each Fiscal Year within ninety (90) days after the end of the Fiscal Year.

           (c) Net Proceeds of Sale or Financing/Refinancing shall be distributed to the Partners as promptly as practicable following a Sale or Financing/Refinancing and in the same order of priority as is described in
     Section 5(a).

           (d) On the Effective Date, there shall be distributed to each of Harrah's and Players the respective amounts set forth in Exhibit F-1 representing fifty percent (50%) of certain costs incurred by each of them on behalf of the Partnership prior to the Effective Date, for items contained within the Cost Budget. A further reimbursing distribution in the amount of fifty percent (50%) of any further such costs which have not been recorded on the accounting records of Harrah's or Players, as the case may be, before the cut-off date of the accounting underlying the first tranche of such reimbursable expenses shall be made on or before ninety (90) days after the Effective Date. Each of Harrah's and Players has had the opportunity to and it approves the costs reimbursed on the Effective Date. The second reimbursing distribution shall be subject to the right of each Partner to review and approve the additional amounts reimbursed, provided that the standard for entitlement to, and arbitration of, any dispute as to any such reimbursement shall be to allow reimbursement of any amount incurred in good faith for an item or category of expense included within the Cost Budget that the Partnership's accountants concur is a proper Partnership expense.

         6. Profits and Losses

           (a) Allocation of Losses

           All Losses shall be allocated to the Partners in accordance with their respective Percentage; provided, however, that: (i) Losses (or portion thereof) attributed to a loan made or guaranteed by a Partner, or Partner nonrecourse debt within the meaning of Regulation Section 1.704-1(b)(4)(iv)(g)2(i) ("Partner Nonrecourse Debt") shall be allocated to such Partner in accordance with such Regulation; and (ii) in accordance with Section 704(c) of the Code and Regulations thereunder, loss and deductions with respect to any property contributed to the Partnership shall be allocated solely to the contributing Partner so as to take account of any variation between the adjusted basis of such property and the agreed value at which such property was contributed.

           (b) Allocation of Profits

           All Profits shall be allocated in accordance with the following order and priority:

              (i) first, to those Partners who were allocated Losses (or portions thereof) under Section 6(a) in accordance with Regulation
       Section 1.704-1(b)(4)(iv)(g)2(i)
       until the cumulative Profits allocated pursuant to this Section 6(b) to such Partners are equal to the total of such Losses allocated to such Partners for all prior periods; and

              (ii) second, to the Partners in accordance with their respective Percentage.

           Notwithstanding the foregoing, in accordance with Section 704(c) of the Code and Regulations thereunder, profit and gain with respect to any property contributed to the Partnership shall be allocated solely to the contributing Partner so as to take account of any variation between the adjusted basis of such property and the agreed value at which such property was contributed.

           (c) Minimum Gain Chargeback

           Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership minimum gain (as defined in Regulation Section 1.704-2(d), Profits (or items thereof) shall be allocated to all Partners in an amount determined as provided in Regulation Section 1.704-2(g)(2) and otherwise in accordance with Regulation Section 1.7042(f). This Section 6(c) is intended to comply with the minimum gain chargeback requirements of Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. Any special allocations made under this Section 6(c) shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section 6(c) had not previously applied. In addition, notwithstanding any other provision of this Agreement, if there is a net decrease in minimum gain attributable to a Partner Nonrecourse Debt (as defined in Section 6(a) hereof and as determined pursuant to Regulation Section 1.704-2(i)(3), such minimum gain being hereinafter referred to as "Partner Nonrecourse Minimum Gain") for a taxable year of the Partnership, then, after taking into account allocations pursuant to this Section 6(c), but before any other allocations are made for such taxable year, each Partner with a share of Partner Nonrecourse Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Partner's share (determined in a manner consistent with Regulation Section 1.704-2(g)(2)) of the net decrease in Partner Nonrecourse Minimum Gain. Any special allocations made under this Section 6(c) shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section 6(c) had not previously applied.

           (d) Liquidating Distributions

           Upon liquidation of the Partnership, liquidating distributions shall in all cases be made in accordance with the positive Capital Account balances of the Partners, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than those made pursuant to Regulation Sections 1.704-1(b)(2)(ii)(b)(2) and (3)), by the end of such taxable year (or, if later, within 90 days after the date of such liquidation).

           (e) Restoration of Negative Capital Account

           If any Partner has a deficit balance in its Capital Account following the liquidation of in the Partnership, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than those made pursuant to Regulation
     Section 1.704-1(b)(2)(ii)(b)(3)), such Partner shall be unconditionally obligated to restore the amount of such deficit balance to the Partnership by the end of such taxable year (or, if earlier, within thirty (30) days after the date of such liquidation), which amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances (in accordance with Regulation Section 1.704-1(b)(2)(ii)(b)).

           (f) References to Regulations

           The inclusion of references in this Section 6 to specific Regulation sections is not intended to imply that other Regulations are not to apply, the Partners' intent being that all Regulation Sections 1.704 are to apply to the allocation of Profits and Losses under this Agreement.

         7. Management

           (a) Decisions other than Major Decisions and Non-Arbitrable Decisions may be made and related acts taken: (x) as provided in this Agreement; or
     (y) if not
     specifically provided in this Agreement, by Harrah's, subject to the monetary limitations of the Budgets; or (z) as delegated by any contract entered into by the Partnership (including, without limitation, the Management Agreement).

           "Major Decisions" shall mean decisions to:

              (i) approve any Material Modification;

              (ii) approve the Annual Plan and Operating Budget;

              (iii) change the Partnership Accountants;

              (iv) change the permitted investments or irrevocable banking instructions identified in Section 18;

              (v) allocate a condemnation award or casualty insurance or title insurance proceeds among the various items of property taken (if not allocated by the condemnee, insurer or judicial or other authority making such award);

              (vi) modify any management agreement for the Shoreside Complex other than the Management Agreement;

              (vii) commence, discontinue, settle, compromise, submit to arbitration, or participate in any single or related series of actions in the nature of legal proceedings in any court, before any governmental agency, or in arbitration, other than actions arising out of the ordinary course of business, involving any potential liabilities to, or claims by or against, the Partnership, not covered by insurance or within the deductible amounts of any insurance policy, the cost of which, if lost or settled, would equal or be less than One Hundred Thousand Dollars ($100,000), adjusted annually on each anniversary of the Effective Date, to provide for increases, but not decreases, in the Consumer Price Index;

              (viii) make any tax election pursuant to Section 12(d);

              (ix) approve any sublease of a portion, less than substantially all, of any Operating Lease Premises;

              (x) enter into any contracts with or any compensation to a Partner or any Affiliates of a Partner, other than pursuant to the Management Agreement, the Ground Lease, the Harrah's Lease, the Players' Lease and/or any contract for insurance or related services entered into with HEI's Risk Management

       Department as permitted by this Agreement and/or the Management
       Agreement;

              (xi) determine or change the location of the Project Office;

              (xii) determine the form of agreement to be required of Institutional Investors pursuant to Section 4.71(ii) of Part I of this Agreement;

              (xiii) allocate Impositions (as defined in the Operating Leases) to each of the tenants under the Operating Leases;

              (xiv) establishing rules and regulations governing the use of the Shoreside Complex by the tenants under the Operating Leases; or

              (xv) approve the amount of the second reimbursing distribution pursuant to Section 5(d) of this Agreement.


           (b) "Non-Arbitrable Decisions" shall mean any decisions to:

              (i) enter into the general contract with Hensel Phelps Construction Company and/or the architectural contract with Wittenberg, Deloney and Davidson, for the Entertainment Facilities;

              (ii) increase the Construction Costs for the Shoreside Complex in excess of the Cost Budget attached as Exhibit F;

              (iii) call for a voluntary Additional Capital Contribution pursuant to Section 4(b)(ii);

              (iv) construct any improvements on the Project Site, other than the work shown on the Plans and Specifications, any Material Modifications and any work approved as part of an Annual Plan or required by law or by reason of Harrah's Operational Standards as defined in
       Section 1.1(ab) of the Management Agreement;

              (v) repair, restore, rebuild or replace any damage to, or impairment or destruction of the Shoreside Complex following any condemnation, fire or other casualty or title defect which might result in an Operating Lease Termination;

              (vi) sell, assign, transfer, hypothecate, pledge, lease, encumber or otherwise dispose of, in a single transaction or related series of transactions, all or any portion of the Shoreside Complex or enter into any agreement to do so, except the Harrah's Lease, the Players' Lease and the Management Agreement and any easements, rights-of-way or minor title encumbrances incidental to the development of the Shoreside Complex;

              (vii) incur Debt other than (A) Debt provided for in a Cost Budget; (B) Debt provided for in an Operating Budget; (C) Debt provided in an approved budget for future development; (D) trade debt incurred in the ordinary course of business; (E) Debt imposed by law; or (F) Debt incurred under any contract, loan document, lease or other agreement authorized pursuant to this Agreement.

              (viii) (A) enter into any management agreement other than the Management Agreement; or (B) enter into any amendment or modification of the Management Agreement;

              (ix) commence, discontinue, settle, compromise, submit to arbitration, or participate in any single or related series of actions in the nature of legal proceedings in any court, before any governmental agency, or in arbitration, or other than actions arising out of the ordinary course of business, involving any potential liabilities to, or claims by or against, the Partnership not covered by insurance or within the deductible amount of any insurance policy, the cost of which, if lost or settled, would exceed One Hundred Thousand Dollars ($100,000.00), adjusted annually on each anniversary of the Effective Date, to provide for increases, but not decreases, in the Consumer Price Index;

              (x) execute or enter into any single or related series of bonds, guaranties, or indemnities;

              (xi) invest in or operate any business other than the Shoreside Complex;

              (xii) other than admission of transferees of Partners in connection with any Transfer made in accordance with the terms of this Agreement, admit any additional or substitute Partners to the Partnership or approve any Transfer to any such additional or substitute Partner;

              (xiii) except as provided in Sections 10 and 11, dissolve, wind up the business affairs of, or liquidate the Partnership, or merge the Partnership into another entity;

              (xiv) subject to the provisions of Section 16, amend or modify this Agreement;

              (xv) make an assignment for the benefit of creditors or file a voluntary petition under the Federal Bankruptcy Code or any insolvency law of the State or any other state of the United States of America;

              (xvi) approve any Transfer of an Operating Lease requiring Partnership approval;

              (xvii) approve any change in identity of the Arbitrator identified in Section 19(a)(i);

              (xviii) reject any agreement of the Partnership, including any Operating Lease and/or the Management Agreement, in the event of the filing of Partnership bankruptcy proceedings; or

              (xix) repair any construction defect in the Shoreside Complex, the cost of which is not recovered from contractors or other warrantors.


           (c) Subject to Sections 7(f) and 7(i), if the Partners are unable to reach a unanimous decision with respect to a Major Decision, either Partner may submit the matter to binding arbitration in accordance with Section 19(b);

           (d) Subject to Sections 7(f) and 7(i), if the Partners are unable to reach a unanimous decision with respect to a Non-Arbitrable Decision, the Partnership shall not undertake the related action, except that: (i) either Partner may cause the Partnership to take such action to the extent it, in good faith, determines that such action: (A) is necessary to comply with applicable laws, rules, regulations and orders; (B) is in defense of the Partnership's interests in any proceedings in any court, before any governmental agency, or in arbitration; or (C) is necessary to comply with any contractual or other Partnership obligations (including, without limitation, those certain agreements with the City, Howard Bend Levee District and U.S. Army Corps of Engineers identified in Exhibit J); (ii) with respect to Section 7(b)(v), if the Partners are unable to reach a unanimous decision, the related action shall be taken; and (iii) with respect to Section 7(b)(xix), if the Partners are unable to reach a unanimous decision, the related action shall be taken unless the estimated cost of repair in excess of any amounts recovered from contractors or other warrantors exceeds $50,000,000.

           (e) Subject to the provisions of Sections 7(a) through (d), Harrah's shall have authority and responsibility, as well as the benefit of indemnification by the Partnership as provided in Section 14, to:

              (i) manage the development and construction of the Shoreside Complex, including, without limitation, supervising: (x) the preparation of the Plans and Specifications; and (y) the performance by the Persons contracting therefor with the Partnership;

              (ii) commit to contract and spend monies provided for in the Budgets;

              (iii) let contracts and change orders to contracts for the Shoreside Complex not to exceed the monies provided for in the Cost Budget, but not limited by individual line item sublimits;

              (iv) prepare or cause to be prepared for, and following review and approval by Players, file reports with, any governmental or regulatory agencies and any Federal, state or local tax returns (and if Players has not commented on the report, or tax return, submitted to it on or before fifteen (15) days after the Players' receipt thereof, the report shall be deemed to have been approved);

              (v) pay any taxes payable by the Partnership;

              (vi) place and maintain or cause to be placed or maintained insurance with such insurers and in such amounts as the Partners shall agree, or as required under any Partnership contract, loan document, lease or other agreement, or by law (which insurance may be placed through the Risk Management Department of HEI if the cost of insurance is: (x) approved by Players; or (y) within an applicable Budget; or (z) equivalent coverage cannot be obtained at a better cost after competitive bidding).


           Players shall have the right to have representatives present at all times to inspect (but not direct) work on the Shoreside Complex to assure itself that the work conforms with the requirements of the Plans and Specifications.

           (f) Notwithstanding the provisions of Section 7(a) and (b) except
     Section 7(b)(xviii), Players shall be the Partnership's representative with exclusive authority to exercise the Partnership's enforcement rights under the Harrah's Lease, the Ground Lease

     (so long as Harrah's (LLC) or its Affiliate (Wholly Owned) is Ground Lessor) and the Management Agreement. Notwithstanding the provisions of
     Section 7(a) and (b) except Section 7(b)(xviii), Harrah's shall be the Partnership's representative with exclusive authority to exercise the Partnership's enforcement rights under the Players' Lease and, if the Leased Site is acquired by Players or its Affiliate (Wholly Owned) pursuant to Section 8(d) or otherwise, the Ground Lease. Any dispute between the Partnership and the other party to such agreements as to matters reserved to the exclusive authority of Harrah's or Players by this Section 7(f) shall be resolved under the dispute resolution sections of such agreements.

           (g) The Partners shall devote such time to the Partnership business as they deem reasonably necessary in furtherance of, and shall exercise their best judgment in all matters relating to, Partnership business. However, except as provided in this Section 7(g) (i.e., except for gross negligence, fraud, bad faith, breach of this Agreement or criminal conduct), no Partner shall have liability to the Partnership or to the other Partners for any failure or misfeasance on the part of such Partner whatsoever including, without limit, a failure or misfeasance with respect to any Partner's obligations under this Agreement. Without limiting the generality of the foregoing, the Partners recognize that innumerable decisions will have to be made by the Partners during the term of Partnership which will require the Partners to exercise broad discretion. Accordingly, each of the Partners hereby waives its right to institute any legal proceeding of any kind whatsoever against another Partner for any action taken by, or any omission of, a Partner in its capacity as a Partner in the Partnership, except for gross negligence, bad faith, fraud, breach of this Agreement or criminal conduct.

           (h) If, pursuant to the Code and the Regulations, the Partnership is to be treated as an association taxable as a corporation, the Partners shall, in compliance with the Code, the Regulations and applicable state law, take the necessary action to restructure the Partnership, change the form of entity under which the business of the Partnership is conducted, or make an appropriate tax election to enable the Partnership or its successor to be treated as a "pass-through entity" (an entity which, in most instances, will not be subject to tax in addition to the tax paid at the participant level) for Federal and State income tax purposes.

           (i) Unless otherwise agreed by the Partners, all meetings of the Partners shall be held, either:

              (i) by telephone conference at which all designated representatives participating may hear and speak to each other (and such telephone presence shall be an appearance at a meeting for purposes of this Agreement); or

              (ii) (A) until the Opening Date, at the offices of Peper, Martin, Jensen, Maichel and Hetlage, 720 Olive Street, St. Louis, MO 63101-2396, or such other place, as the Partners may agree; and

                   (B) after the Opening Date, at the Project Office;
            in either case, between 9:00 A.M. and 4:00 P.M. local time on any Tuesday, Wednesday or Thursday that is a Business Day.

           Any Partner may call a meeting upon no less than seven (7) Business Days' advance Notice to the other Partner, designating the time, place (or telephone conference method) and subject matter of the meeting.

           If a Partner does not appear at a duly Noticed meeting, action may be taken at such meeting by the Partner who does appear and vote, and such action will be deemed to have been consented to by the absent Partner. Each Partner shall designate two officers, each of whom, acting separately shall have the authority to designate, by Notice given on or before the Notice of each meeting: (i) no more than five (5) individuals entitled to appear on behalf of such Partner at such meeting; and (ii) the one (1) individual (and one (1) alternate) entitled to cast the vote of such Partner at such meeting. Each Partner shall have one vote notwithstanding the number of persons representing such Partner. Each designation shall remain in effect until modified by Notice designating new officers, representatives or individuals with voting authority, as the case may be. The initial designated officer of each Partner with power to designate representatives and individuals with voting authority is:

                      as to Players:  Howard A. Goldberg, or
                                      Steven P. Perskie
                      as to Harrah's: Philip G. Satre, or
                                      Laurance B. Lacaff

           The initial individual (and his/her alternate) currently authorized to cast the vote of each Partner at a meeting is:

                      as to Players: Howard A. Goldberg, and
                                     David Fishman, Alternate
                      as to Harrah's: Colin V. Reed, and
                                      Laurance B. Lacaff, Alternate

           Any decision permitted or required to be taken at a meeting may be made without a meeting if evidenced by a written consent signed by the individuals or alternates holding voting power for each Partner. Any decision so made shall be effective upon signing of such written consent by the last Partner whose voting representatives sign, unless the written consent specifies another effective date.

           Any Partner may waive any Notice required before or after the date such Notice would have otherwise been required. Such a waiver must be in writing signed by the individual or alternate authorized to vote on behalf of such Partner.

           A Partner may vote at a meeting only through the individual or alternate authorized to cast its vote. The right of other designated individuals to appear at a meeting is conditioned upon the presence of the individual or alternate with voting authority. The appearance at a meeting of the individual or alternate with voting authority shall waive any requirement of Notice of such meeting unless such person objects at the beginning of the meeting to holding the meeting or transacting business at the meeting and does not thereafter vote or assent to action taken at the meeting.

           For the duration of any Event of Default, the Defaulting Partner, and its designees, shall not be entitled to appear or vote at any meeting and there shall be not requirement to obtain the vote of such Defaulting Partner for any Partnership decision.

           (j) The Partners shall endeavor to coordinate the construction of tenant improvements at the Operating Lease Premises with that of the Partnership at the Shoreside Complex to arrange for a joint opening of the Entertainment Facilities and both Operating Lease Premises. To this end, construction of the Shoreside Complex shall be scheduled, to the extent practicable, to deliver possession of the Operating Lease Premises for commencement of tenant improvements to each of Harrah's (LLC) and Players simultaneously. Neither Harrah's Premises nor Players' Premises shall have their Opening Date prior to the Opening Date of the Entertainment Facilities.

           (k) The Partners shall be free to compete and separately market their respective business operations at the Harrah's Premises and Players' Premises.

           (l) Harrah's shall annually prepare, for Players' review, an Annual Plan for the Entertainment Facilities (the "Annual Plan"). The Annual Plan for the first whole or partial Fiscal Year following the Opening Date of the Entertainment Facilities will be prepared by HMHOC on behalf of Harrah's and presented by Harrah's to Players not less than sixty (60) days before the anticipated Opening Date of the Entertainment Facilities. The Annual Plan for each subsequent Fiscal Year shall be prepared and submitted to Players not later than sixty (60) days before the beginning of such Fiscal Year.

           The Annual Plan will be comprised of the following:

              (i) a statement of the estimated income and expenses of the Entertainment Facilities for the coming Fiscal Year, such statement to reflect the estimated income and expenses during each Fiscal Month of the subject Fiscal Year;

              (ii) either as part of the statement of the estimated income and expenses referred to in the preceding clause (i), or separately, budgets (and related Capital Contribution and work timetables and requirements) for:

                  (A) repairs and maintenance;
                  (B) capital replacements and improvements; and
                  (C) equipment purchases or leases;

              (iii) a business and marketing plan for the subject Fiscal Year including, without limitation:

                  (A) room rates, food and beverage pricing and other charges to persons using the Entertainment Facilities;

                  (B) a description of any modifications to the policies,
              governing the access of Harrah's (LLC) and Players to, and reservation of hotel and the special events rooms at the Entertainment Facilities by, each of Harrah's (LLC) and Players, a copy of which, as currently approved, is attached as Exhibit Q;

                  (C) a description of billing practices and policies to be
              implemented among the Partnership, HMHOC, Players and Harrah's
              (LLC) with respect to charges by customers of the Entertainment Facilities, Harrah's Premises and Players' Premises pursuant to Sections 5.09 and 5.10 of the Operating Leases; and

                  (D) an advertising and marketing plan for the Shoreside
              Complex as a whole.

              (iv) the Minimum Balance (as defined in the Management Agreement) which must remain in the Bank Account (as defined in the Management Agreement) as of the end of each Fiscal Month during the Fiscal Year to assure sufficient monies for working capital purposes and other expenditures authorized under the Annual Plan.

           The "Operating Budget" shall mean the budgeted expenses approved under clauses (i), (ii), and (iii) above. References to budgeted items contained in the Annual Plan shall refer to the expenses for such items set forth in the Operating Budget.

           In connection with the submission of the Annual Plan, Harrah's and Players will meet within twenty (20) days after the proposed Annual Plan is delivered to Players to have an in-depth review, including, after the first full Fiscal Year, a comparison with the previous Fiscal Year's performance of the Entertainment Facilities and a discussion of proposed expenditures contained in the Operating Budget. Such meeting will be attended by the general manager of each of the casinos operated by Harrah's (LLC) at Harrah's Premises and Players at Players' Premises.

           It is the intention of the parties to complete the review and approval of the proposed Annual Plan no later than thirty (30) days prior to: (x) the Opening Date of the Entertainment Facilities; and (y) the commencement of each Fiscal Year thereafter. Players shall be required to approve or disapprove each proposed Annual Plan. If Players disapproves or raises any objections or proposed modifications to any items contained in Harrah's proposed Annual Plan, until otherwise mutually agreed, the undisputed portions (and, in the case of the Annual Plan for the first full Fiscal Year only, disputed portions, until such time as any disputed portion is resolved by arbitration or joint agreement) of the proposed Annual Plan shall be operative. In the case of any Annual Plan after the

     Annual Plan for the first full Fiscal Year, the item corresponding to the disputed item and contained in the Annual Plan for the preceding Fiscal Year shall be substituted in lieu of the disputed portions of the proposed Annual Plan. In each instance where portions of the Annual Plan from the preceding Fiscal Year are deemed to be the Annual Plan in effect until a new Annual Plan is approved, the Operating Budget expense contained in the Annual Plan for the preceding Fiscal Year shall be automatically increased by a percentage equal to the percent of increase in the Consumer Price Index during the preceding Fiscal Year, based upon the Consumer Price Index at the time the calculation is made. If, notwithstanding such Consumer Price Index increase, Players and Harrah's do not reach agreement as to a mutually acceptable Annual Plan within thirty (30) days prior to: (x) the Opening Date of the Entertainment Facilities; or (y) the commencement of each Fiscal Year thereafter, as the case may be, the item(s) of the Annual Plan that are in dispute shall be submitted to and resolved by arbitration in accordance with Section 19(b).

           (m) All Furnishings and Equipment, Operating Equipment and Operating Supplies (as each is defined in the Management Agreement, whether or not the Management Agreement is then in effect) used in the Entertainment Facilities which bear any identifying information or proprietary marks identifying the Operating Lease Premises of one Partner (or its Affiliate (Controlled)) shall bear, in equivalent manner, the marks or other information identifying the Operating Lease Premises of the other Partner (or its Affiliate (Controlled)). Except for the primary sign identifying the hotel and the primary signs identifying each Operating Lease Premises (which shall be separate but equivalent), all building signs identifying the Operating Lease Premises of one Partner (or its Affiliate (Controlled)) shall, in equivalent manner, identify the Operating Lease Premises of the other Partner (or its Affiliate (Controlled)). The sketch attached as
     Exhibit V identifies the current conceptual sign plan for the Entertainment Facility, subject to modification required by law or hereafter agreed upon.

       8. Compensation to Partners; Other Interests

           (a) No Partner shall be entitled to compensation by reason of the rendition of services to the Partnership; provided, however, that (i) each Partner shall be entitled to reimbursement of budgeted out-of-pocket costs paid to third parties who are not Affiliates of such Partner within the scope of such Partner's authority; and
     (ii) nothing contained herein shall affect fees and amounts payable to any Affiliate of a Partner pursuant to any contract or agreement with such Affiliate approved by both Partners, including, without limitation, the Management Agreement, the Ground Lease, Harrah's Lease and Players' Lease, it being understood that the fact that any Partner is directly or indirectly interested in a Person employed by the Partnership to render or perform a service, or from whom the Partnership borrows money or buys merchandise, material or other property, shall not prohibit the Partnership from employing such Person or from otherwise dealing with it.

           (b) Each of the Partners understands that the other Partner or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership. Except as provided in Sections 8(d) and 31(g), the Partners hereby agree that the creation of the Partnership and the assumption by each of the partners of their duties hereunder shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it might otherwise have to, by reason of any duty otherwise owed to the Partnership or its Partners, prevent or share or participate in such other interests or activities of the other Partner or its Affiliates. Except as provided in Sections 8(d) and 31(g), the Partners and their Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property and gambling casinos, and neither the Partnership nor any other Partner shall have the right by virtue of this Agreement or otherwise to prevent or participate in any such venture or the income or profits derived therefrom.

           (c) Except as provided in Sections 8(d) and 31(g), no Partner need disclose to any other Partner or the Partnership any other business venture in which it or its Affiliates may have an interest or any other business opportunity presented to it, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each Partner and its Affiliates shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

           (d) Until modified pursuant to Section 31(g), no Partner nor any Affiliate (Controlled) of a Partner, Players' Parent or HEI (each, a "Competing Developer") may directly or indirectly, possess any right or interest in the ownership, operation, management, income, or profits of any other casino and/or other gambling operation in the St. Louis, Missouri Metropolitan Statistical Area without the prior written consent of the other Partner, whether such business is conducted alone or in conjunction with others; unless, in each case, the Competing Developer has offered to the other Partner (the "Receiving Partner") a right of first refusal to participate on an equal basis with the Competing Developer in such business. The Competing Developer shall send a Notice to the Receiving Partner including a general description of the proposed business, incorporating such detail as a prudent investor would customarily require in order to make an informed investment decision; to the extent reasonably available, the proposed form of budgets of development and construction costs and projections of expenses and revenues; the proposed economic terms and conditions upon which the business partners would jointly participate in the proposed business; and the asserted fair market value of any real estate or personal property contemplated to be used in connection with the business. The foregoing right of first refusal shall not apply to the acquisition by a Partner or its Affiliate (Controlled) of a Person having casinos or other gambling operations both in the St. Louis, Missouri Metropolitan Statistical Areas and in two or more other locations or to the acquisition of a Partner and/or its Affiliates (Controlled) by any such Person.

           For so long as Harrah's or an Affiliate (Wholly Owned) of HEI is a Partner of the Partnership and Players' Lease remains in effect, and subject and subordinate to any rights of third parties currently existing, and any rights of holders of mortgages, easements or leases (including only the Ground Lease, Harrah's Lease and Players' Lease and leases of Lot 7 which are terminable without liability on not more than ninety (90) days' notice following a sale of Lot 7) hereafter granted, and other third-party rights approved by Players, which approval shall not be conditioned, or unreasonably withheld or delayed, neither Harrah's nor any such Affiliate (Wholly Owned) of HEI that owns Lot 7 or the Leased Site (each, also an "Offering Partner" for purposes of this Section 8(d)) shall sell, otherwise dispose of Lot 7 or the Leased Site, or develop Lot 7, except: (i) a sale or other disposition to an Affiliate (Wholly Owned) of HEI; or
     (ii) as part of the sale or other disposition of all or substantially all of the Project Property of Harrah's; or (iii) as part of the sale or other disposition of all or substantially all of the assets of HEI; or (iv) a sale or other disposition pursuant to Sections 24, 25 or 26 (each, an "Exempt Sale or Disposition"); unless Players, as Receiving Partner, has been offered the right of first refusal to purchase all or any part of Lot 7 or the Leased Site, or, in the case of a proposal to develop Lot 7, join, on an equal basis, in the development of, Lot 7, as the case may be. Harrah's shall send a Notice to Players advising Players of: (i) the purchase price and other terms of the sale of Lot 7 or the Leased Site; or
     (ii) in the case of a development proposal, development information for Lot 7, comparable to that identified above for an offer to participate in a casino or gambling operation, except that, in the case of any offer to participate in development of Lot 7 that is not occasioned by a third-party offer to develop Lot 7 that values Lot 7 otherwise, Lot 7 shall be valued as provided in Section 26(b).

           In each instance above described, the Receiving Partner shall have a period of one hundred twenty (120) days following the date that the Receiving Partner has received from the Offering Partner the information specified (reduced to thirty (30) days in the case of a right of first refusal to purchase Lot 7 or the Leased Site) in order to decide, in good faith, to accept the offer and to execute comprehensive documents for such transaction. If the Partners are unable, in good faith, to agree upon and execute mutually satisfactory comprehensive documents within said period, then the right of first refusal of the Receiving Partner shall expire as to said business, sale or development, except that: (i) the right shall be reinstated if the Competing Developer or entity owning Lot 7 or the Leased Site, as the case may be, proceeds with the business, sale or development, as the case may be, on better terms than were offered to the Receiving Partner; and (ii) the right of first refusal to purchase Lot 7 and/or the Leased Site, as the case may be, shall survive an Exempt Sale or Disposition and shall not be extinguished thereby.

           The provisions of this Section 8(d) and Section 31(g) shall be incorporated into a recordable instrument and recorded in the land records of St. Louis County, Missouri. The obligations of each entity and its Affiliates (Controlled or Wholly Owned, as the case may be) under both such Sections are guaranteed by their respective Guarantors, and each

     Guarantor shall take all actions necessary to assure the compliance of its Affiliates (Controlled or Wholly Owned, as the case may be) with the terms hereof.


         9. Disposition or Transferability of Partnership Interests


           (a) Except for: (i) subleases of Operating Lease Premises approved by the Partnership or permitted by the terms of the Operating Leases; and (ii) as specifically permitted by the provisions of this Section 9, no Partner shall Transfer all or any portion of its Project Property.

           (b) Subject to the remaining provisions of this Section 9, each Partner shall have the right to Transfer all, but not part, of its Project Property, subject to the right of the other Partner to acquire all (but not part) of such Project Property at the price and upon the terms set forth in this Section 9(b), and the surviving rights of Players with respect to Lot 7 described in Section 8(d). A Partner whose Project Property is subject to acquisition pursuant to this Section 9(b) is sometimes referred to as the "Transferor Partner."

              (i) If a Transferor Partner desires to Transfer its Project Property and has received a non-collusive and bona fide third-party offer, the Transferor Partner shall give the other Partner written notice of its desire to make such transfer and provide the other Partner with a copy of such offer. The other Partner shall have a right for thirty (30) days thereafter to elect, by Notice to the Transferor Partner, to acquire the Transferor's Project Property on the terms set forth in such offer. If the other Partner timely exercises such right, the Transferor Partner shall thereafter Transfer the Project Property to the other Partner (the "purchasing Partner") on the terms set forth in such offer.

              If the purchasing Partner fails to timely exercise such right, the Transferor Partner shall thereafter have the right to dispose of the Project Property on the same or less favorable terms to the acquiror than are set forth in such offer.

              (ii) If the purchasing Partner will acquire the Transferor's Project Property, the closing of the purchase shall be held at such place in St. Louis, Missouri as the purchasing Partner shall specify. The exact date and time of closing shall be specified in a Notice from the purchasing Partner to the

        Transferor Partner, but in no event shall it be fewer than ten
       (10) or more than ninety (90) days after the date upon which the purchasing Partner exercises its purchase rights.

              (iii) The purchase price, subject to agreed or customary real estate tax and private or levee district assessment prorations shall be paid either: (x) in cash and in full at closing; or (y) on the terms offered by the third party, at the election of the purchasing Partner; provided however, in either case, that if the purchasing Partner or its nominee shall not, by the scheduled date of closing, have been issued a license to operate the Operating Lease Premises of the Transferor Partner on substantially the same terms and conditions as were applicable to the Transferor Partner (for reason other than an Unsuitability Determination as to the purchasing Partner or such nominee), then the purchase money shall be deposited and held in escrow in an interest bearing account and shall not be released to the Transferor Partner unless and until the earliest of the date upon which: (i) the purchasing Partner and, if applicable, its nominee withdraw their application for such license; (ii) such license is issued; and (iii) an Unsuitability Determination is made by the Missouri Gaming Commission as to the purchasing Partner and its nominee or, if the purchasing Partner is an Affiliate (Controlled) of such nominee, the purchasing Partner or its nominee. The form of the Escrow Agreement, subject to any modifications required by the Missouri Gaming Commission, is attached as Exhibit R.

            If the purchase money is paid over time by delivery of a promissory note, such promissory note shall incorporate provisions for the automatic reduction of its principal amount by that portion of the value of the Project Property that is allocable to gambling activity, in the event that such license does not issue within twenty-four (24) months following the Closing, unless nonissuance is due to: (i) the withdrawal of the application for such License by the purchasing Partner, and, if applicable, its nominee; or (ii) an Unsuitability Determination as to both the purchasing Partner and its nominee or, if the purchasing Partner is an

       Affiliate (Controlled) of such nominee, the purchasing Partner or its nominee.

              (iv) At the closing, the Transferor Partner shall deliver to the purchasing Partner, or its nominee, all documents reasonably requested by the purchasing Partner, or its nominee, to evidence and reflect the transfer of the Project Property being sold, which documents shall contain: (x) special warranties relating to the Transferor Partner's title (which shall be warranted to be free of encumbrances (excluding liens) other than those affecting the Project Site as of the date of its acquisition by the Partnership and reflected on the Partnership's title insurance policies, or those placed subsequent to such date in compliance with this Agreement, the Operating Leases, or the Ground Lease, as the case may be) to; and (y) full warranties as to the absence of any liens upon the property being transferred.

              (v) The provisions of this Section 9(b) shall be applicable to any sale or disposition by an Institutional Investor pursuant to foreclosure of a lien or security interest in a Partner's Project Property except that, in such event, the Purchase Price shall be the lesser of: (i) the Fair Market Value of the Project Property determined in accordance with
       Section 9(n); or (ii) the amount of all principal, interest and other charges secured by the foreclosed lien or security interest, and the closing shall be postponed until such Fair Market Value is determined pursuant to Sections 9(n)(i) and 9(n)(ii).

            (c) In the case of a composition with creditors, an assignment for the benefit of creditors or the reorganization or bankruptcy of a Partner (a "Debtor Partner") or its Guarantor under any federal or state law; the Partner other than the Debtor Partner shall have the option to purchase the Project Property of the Debtor Partner by giving Notice thereof to the Debtor Partner or its legal representatives within fifteen (15) days after the other Partner shall have received actual Notice of such composition, assignment, bankruptcy or reorganization. The purchase price payable for the Project Property of the Debtor Partner shall be an amount equal to ninety percent (90%) of the Fair Market Value of such Project Property on the date of the event giving rise to the option described in this Section 9(c) determined pursuant to Sections 9(n)(i) and 9(n)(ii). Closing of the acquisition of such Project Property shall occur on the date and at the time and place designated in the Notice electing to purchase such Project Property, but the closing shall not be fewer than ten (10) days or more than ninety (90) days after the earlier of the date upon which the Partners reach agreement as to Fair Market Value or receive the appraisal report from the Appraiser. The purchase price shall be paid in cash at closing.

           (d) In addition to its option to purchase the Project Property of Harrah's pursuant to Section 9(b) and 9(c), if Players does not exercise such option and Harrah's Project Property is sold by Harrah's, Players shall have the additional right to purchase only the interest of HMHOC as manager of the Entertainment Facilities under the Management Agreement for its Fair Market Value, determined in accordance with the procedures established in Section 26(b). The purchase of the Management Agreement shall be elected in the same manner as an election to purchase Project Property. The closing of the purchase of the Management Agreement shall occur simultaneously with the transfer by Harrah's of the remainder of its Project Property, and the Purchase Price shall be paid in cash at closing.

           (e) At any time during the term hereof (subject only to Sections (f) through and including (l) of this Section 9 and free of any first offer, right of first refusal or other pre-emptive right of the other Partner), following Notice to the other Partner, a Partner may effect a Transfer of any of its Project Property or permit the Transfer of any Capital Stock and/or Voting Power in any Holding Entity to any Affiliate (Wholly Owned) of Players' Parent, in the case of Players, or HEI, in the case of Harrah's, provided that its Guarantor shall not be released from its obligations as Guarantor, and such obligations shall continue.

           (f) Any transferee of Project Property admitted as a Partner with respect to a transferred Partnership Interest shall, except as otherwise provided in this Agreement, have all of the rights, powers and obligations of its transferor with respect to the transferred Partnership Interest.

           (g) every transferee of Project Property shall (whether or not such transferee is a party hereto):

              (i) assume all of the obligations of its predecessor under this Agreement, the Ground Lease, the Operating Lease, the Management

       Agreement, and any other agreements, other than non-recourse loans, affecting the transferred Project Property, as the case may be; and

              (ii) deliver to the Partners a statement, in form and content satisfactory to counsel for the Partners, acknowledging the assumption of such liabilities and that the transferee has read the provisions of this Agreement, the Ground Lease, the Operating Lease, the Management Agreement and any other agreements, as the case may be, and agrees to be legally bound by all the terms and conditions of such agreements; and

              (iii) pay all reasonable expenses in connection with such Transfer, including but not limited to the cost of the preparation, filing and publishing of any amendment to Partnership filings, notices, legal opinions, assignments or other documents of record as may be necessary or desirable in connection with the Transfer.

           (h) The Partners acknowledge and confirm that the Partnership Interests acquired by them hereunder: (i) have not been registered under the Securities Act of 1933 and, consequently, Transfer of such interests may be made only pursuant to such Act and the rules thereunder; and (ii) have not been registered under any other securities laws. Notwithstanding anything to the contrary contained in this Section 9, the Partners agree not to sell their Project Property within twelve (12) months from the Effective Date if such sale, in the opinion of counsel to the Partnership, would violate any provisions of the securities laws or the regulations promulgated thereunder; provided, however, that this sentence shall not be construed to permit any Transfers which are not permitted by the other provisions of this Section 9.

           (i) If a Partner shall attempt or purport to make a Transfer in violation of Section 9, any such attempt or purported transfer shall be null and void and of no legal effect.

           (j) No Partner shall Transfer its Partnership Interest or any part thereof if such Transfer, either alone or when taken together with other Transfers theretofore made or to be made substantially simultaneously therewith, would result in a transfer tax becoming payable by the Partnership or terminate the Partnership for Federal income tax purposes under Code Section 708(b)(1)(B), unless the transferring Partner shall have either: (A) paid any resulting transfer tax or posted the full amount thereof with the Partnership, to be used by the Partnership to pay such tax; and
     (B) paid, or, if accepted by the other Partner, indemnified and held the other Partner harmless from and against any adverse current income tax consequences of the Transfer (determined after considering the mitigating effects of, but not any detrimental effect upon, the consolidation of the other Partner's Profits and Losses of this Partnership with those of other enterprises whose profits and losses are consolidated with those of such Partner for Federal or state income tax purposes).

           (k) (i) If a Change of Control of Players' Parent occurs, Harrah's shall have the option to purchase Players' Project Property for a purchase price equal to the Fair Market Value of Players' Project Property determined in accordance with Sections 9(n)(i) and 9(n)(ii). Harrah's may elect to exercise such option by Notice to Players given no later than twenty (20) Business Days following the first of: (A) receipt of Notice from Players of the Change of Control of Players' Parent; and (B) the giving of Notice to Players by Harrah's that a Change of Control of Players' Parent has occurred (the "Option Period"). If Harrah's exercises this option, the closing of the sale of Players' Project Property shall occur on the later of: (A) the date specified by Harrah's in its Notice of exercise that is no more than forty (40) days after such Notice; and (B) twenty (20) days after the determination of Fair Market Value, at the offices of Harrah's designated legal counsel in St. Louis, Missouri.

              (ii) Upon the expiration of an Option Period without election by Harrah's to exercise its option, Harrah's shall no longer have the option to purchase Players' Project Property.

              (iii) The Purchase Price for Players' Project Property shall be paid as provided in Section 9(b)(iii)(x).

           (l) No Transfer of Project Property may be made under any circumstances to any Person who: (A) has not been determined suitable or otherwise approved or exempted from such determination by the Missouri Gaming Commission; or (B) is subject to an Unsuitability Determination by any gambling commission or authority of any other state.

           (m) Notwithstanding the preceding provisions of this Section 9, a Partner shall be entitled to pledge or mortgage all, but not part, of its Project Property, and Harrah's may separately mortgage its, or its Affiliate's, interest in the Leased Site, subject to the Ground Lease, and in Lot 7, to the same Institutional Lender who: (i) has been determined suitable or otherwise approved or exempted from approval by the Missouri Gaming Commission; and (ii) is not subject to an Unsuitability Determination by the gambling commission or authority of any other state, provided that its lien shall be subject to the provisions of this Agreement, the Operating Leases, the Ground Lease and the Management Agreement and, in connection therewith, there can be no separation, by foreclosure or otherwise, of ownership of the Project Property affected. The Capital Stock of Holding Entities owning 100% of the Project Property may be pledged, in whole but not in part, to the same Institutional Lender provided that:

              (i) the pledgee is legally bound by all provisions of this Agreement, the Ground Lease, the Operating Leases and the Management Agreement; and

              (ii) in connection therewith, there can be no separation, upon foreclosure or otherwise, of ownership of Project Property affected.

     The granting of such pledge or mortgage and any transfer in lieu of foreclosure thereof to such Institutional Investor shall not be subject to the preemptive right of first refusal set forth in Section 9(b) (but shall be subject to all other provisions of this Agreement), provided that any transfer upon foreclosure, or following acceptance of a Transfer in lieu of foreclosure, shall once again be subject to such preemptive right as provided in Section 9(b)(v).

           (n) (i) The Fair Market Value of Project Property, for purposes of this Section 9 and other Sections to which this Section is applicable, shall be determined based on then known costs, operating revenues and expenses or reasonable cost, revenue and expense projections, and determined: in the case of a Partnership Interest, on the assumptions that:
     (w) all Partnership assets are liquidated; (x) all Partnership liabilities are paid; and (y) the selling Partner is obligated to restore its negative Capital Account balance; provided that, in the case of Lot 7, the interest of Harrah's (LLC) as ground lessor of the Leased Site, and the interest of HMHOC as the manager of the Entertainment Facilities pursuant to the Management Agreement, such Project Property shall be valued in accordance with the methodology specified in Section
     26(b). If the Fair Market Value of a Partner's Project Property is a negative number, the selling Partner shall pay the negative amount to the purchasing Partner in cash at closing. If the gambling license of the selling Partner (or its Affiliate) may not be or is not surrendered by the selling Partner (or such Affiliate) to the Missouri Gaming Commission in connection with and at or before the closing, the Project Property of the selling Partner shall be valued on the assumption that it may not be used for gambling purposes.

              (ii) (A) For purposes of this Section 9(n) and where otherwise required pursuant to this Agreement, the Fair Market Value of a Partner's Project Property, as applicable, shall be determined by an Authorized Appraiser (the "Appraiser") selected as follows. Within fifteen (15) days after the giving of Notice of the event giving rise to the need for a determination of Fair Market Value (the "Initial Period"), if the Partners have not agreed on such Fair Market Value pursuant to Section 32, each Partner shall designate an Authorized Appraiser, and the Authorized Appraisers so designated (the "Designated Appraisers") shall select an Authorized Appraiser, within fifteen (15) days following the expiration of the Initial Period, to act as the Appraiser. If either Partner fails, within the Initial Period, to designate an Authorized Appraiser, the Authorized Appraiser selected by the other Partner during the Initial Period shall be the Appraiser. If the Designated Appraisers are unable to agree on the appointment of the Appraiser within fifteen
       (15) days following expiration of the Initial Period, either of the Partners shall have the right to request any appropriate court in St. Louis County, Missouri, to appoint an Authorized Appraiser to act as the Appraiser, and the other Partner shall not raise any question as to the court's full power and jurisdiction to make the appointment. The Appraiser shall deliver an appraisal report to the Partners as promptly after appointment as is reasonably possible, but in any event, not later than thirty (30) days after having been designated.

                (B) The appraisal report delivered by the Appraiser shall be conclusive as to the Fair Market Value of the Project Property. The determination of Fair Market Value of Project Property pursuant to
         Section 9(n)(ii) shall be final and binding on the Partners, and the Partnership shall pay for the cost of the appraisal report.

         10. Dissolution of the Partnership

             (a) The Partnership shall be dissolved upon the first to occur of the following events listed in this Section 10(a):

              (i) the occurrence of any of the following events listed in this
       Section 10(a)(i), unless the Partnership reconstitutes as a new partnership adopting the terms of this Agreement as its formative agreement in accordance with the provisions of Section 10(b);

                (A) an election by any Partner to dissolve the Partnership if an attachment, execution or judicial seizure of all or a substantial portion of the Project Property of any other Partner shall remain in effect for a period in excess of ninety (90) days;

                (B) an election by any Partner to dissolve the Partnership in the event of: (1) the dissolution, bankruptcy (voluntary or, if not stayed or discharged in ninety (90) days, involuntary) or insolvency of any other Partner; (2) an appointment of a receiver to hold or administer any substantial portion of another Partner's Project Property which remains in effect for more than ninety (90) days; (3) the filing by any other Partner of an arrangement or reorganization under the provisions of the United States Bankruptcy Code or any other federal or state statute for the relief of debtors; or (4) an assignment by such other Partner for the benefit of creditors; or

                (C) the occurrence of any act or omission by a Partner which results in the dissolution of the Partnership by operation of law under the provisions of the Act;

              (ii) the sale or other disposition of all or substantially all of the assets of the Partnership and the collection of all sales proceeds, including any involuntary "sale" as a result of condemnation or casualty that is not restored;

              (iii) the acquisition by a Partner of all of the Project Property of the other Partners; or

              (iv) the written agreement of all Partners to dissolve.

           (b) Upon dissolution of the Partnership pursuant to Section 10(a)(i), the then Partners may elect, by unanimous consent, if more than one, to reconstitute the Partnership and the reconstituted Partnership shall continue the business pursuant to the terms of this Agreement.

           (c) No Partner shall have a right to recover any money or other property from the Partnership or the Partners at the time of such dissolution or thereafter, except as provided in this Agreement. In accordance with the foregoing, and except as otherwise provided in this Agreement, each Partner hereby waives any right it or its successors in interest might otherwise have at law (either at the time of a dissolution of the Partnership or at a later time) to:

              (i) have the value of its Partnership Interest ascertained or paid to it as a result of a dissolution of the Partnership;

              (ii) have the value of its Partnership Interest secured by bond as a result of such dissolution; or

              (iii) receive, as a result of such dissolution, interest on the value of its Partnership Interest with respect thereto that are not provided for in this Agreement.

         11. Liquidation of the Partnership

         Within five (5) days after the dissolution of the Partnership (other than a dissolution by reason of the acquisition by a Partner of all of the Project Property of the other Partner), each Partner shall contribute to the Partnership the amount of any negative balance in its Capital Account. Upon the dissolution of the Partnership (other than a dissolution by reason of the acquisition by a Partner of all of the Project Property of the other Partners), and in the absence of an election to reconstitute the Partnership pursuant to
Section 10(b), the Partners shall wind up the Partnership's affairs by completing any business then in progress, liquidating its assets to the extent practicable and applying its funds or remaining assets in the following order of priority:

           (a) first, the expenses of liquidation and the liabilities of the Partnership (excluding all obligations owed to Partners) shall be paid or adequate provision therefor shall be made;

           (b) second, all Partner Loans and Affiliate Loans shall be paid until all such obligations have been repaid;

           (c) thereafter, the balance, if any, shall be distributed among the Partners having positive Capital Accounts pro rata in proportion to such Capital Accounts, first taking into account all Capital Account adjustments under this Agreement with respect to the taxable year during which the liquidation occurs. Where appropriate, Capital Accounts shall be adjusted as if assets in kind held by the Partnership at dissolution were sold for their then Fair Market Value and gain or loss therefrom were allocated under Section 6. Notwithstanding the foregoing, any amount payable to a Partner who has Default Loans outstanding, shall be paid in such Partner's behalf directly to the Default Lender(s) on a first in, first out basis, until such Default Loan(s) is (are) repaid in full.

         12. Books and Records

           (a) Full and accurate books of the Partnership shall be maintained by the Partnership, at the Project Office or at the Partnership's principal place of business, showing all receipts and expenditures, assets and liabilities, Profits and Losses and all other records necessary for recording the Partnership's business and affairs. Such books and records shall, when reported, incorporate accounting information provided pursuant to the Management Agreement and be open to the inspection and examination at reasonable times of all Partners or their duly authorized representatives who have executed confidentiality agreements in the form attached as Exhibit M.

           (b) The Partnership shall cause to be prepared by the Partnership Accountants, as promptly as practicable after the end of each fiscal year and sufficient to permit timely preparation and filing of Federal and State income tax returns by each Partner, a balance sheet and income statement of the Partnership for such fiscal year, all in reasonable detail, together with a statement from the Partnership Accountants showing the amount of net income, net loss, capital gain or other items allocable to each Partner for Federal, state and local income tax purposes. Additional services or reporting shall be undertaken only at the sole expense of the Partner requesting the same, unless otherwise unanimously agreed. The certified public accountants for the Partnership ("Partnership Accountants") shall be KPMG Peat Marwick LLP, which the Partners, by the execution of this Agreement approve, or such substitute firm of certified public accountants, as may be hereafter approved by the Partners.

           (c) The Partnership's fiscal year and tax year shall be the calendar year.

           (d) Subject to the following sentence, Harrah's is designated as the tax matters partner, as defined in Section 6231 of the Code, and as such shall perform all duties and functions within the contemplation of Sections 6223, 6224, 6226, 6228 and 6230 of the Code in connection with any administrative proceeding by the Internal Revenue Service ("IRS") (or any taxing authority) or ensuing judicial proceeding regarding a tax return of the Partnership. The Partners shall determine, as a Major Decision, whether the Partnership should make any available tax election.


         13. Reimbursement

         Except in a case of fraud, bad faith, gross negligence, breach of this Agreement or criminal conduct, the Partnership shall promptly reimburse each Partner any expenses incurred by it pursuant to the authority granted to such Partner in this Agreement, but such reimbursement shall be paid from the Available Cash and the assets of the Partners, limited to their respective Project Property to the extent of any guaranty, the assets of the Guarantor. Such amount due from the Partnership shall be considered a debt of the Partnership due thirty (30) days after demand for payment is made, and shall bear interest until paid at the Prime Rate plus eight percent (8%) or the Usury Rate, if less.

         14. Representations and Warranties/Indemnification

         Each Partner and Guarantor represents and warrants to and with the Partnership and each other Partner as of the date hereof, that:

           (a) (i) it is, and shall continue to be, validly existing and duly organized under the laws of the state of its formation, and the Persons acting in its behalf have all the requisite power and authority to execute, deliver and comply with the terms and provisions hereof and consummate the transactions contemplated herein;

              (ii) its execution, delivery and performance of this Agreement do not require the consent or approval of any governmental body or regulatory authority or other entity other than approvals of the City of Maryland Heights and the Missouri Gaming Commission, is not in contravention of or in conflict with any applicable laws, regulations, rules or orders and this Agreement is, and will continue to be, the valid, binding and legally enforceable obligation of such Partner and its Guarantor in accordance with its terms;

              (iii) its Project Property has been or will be acquired solely by and for its account for investment purposes only and is not being purchased for, or with a view to, subdivision, fractionalization, resale or distribution; it has no contract, undertaking, agreement or arrangement with any Person to Transfer its Project Property (or any part thereof) to such Person or anyone else; and it has no present plans or intentions to enter into any such contract, undertaking or arrangement and agrees not to Transfer all or any part of its Project Property (or any part thereof), except that subject to compliance with the terms of this Agreement and all applicable laws, regulations, rules or orders;

              (iv) except as noted in Exhibit I, it has no knowledge of, and has not caused to exist, any liens or encumbrances on its Project Property, and hereafter will not cause or suffer to exist any liens or encumbrances on its Project Property, except in accordance with and subject to applicable law and the provisions of this Agreement, the Management Agreement and/or the Operating Leases, as the case may be;

              (v) each Partner has incorporated provisions into its articles of incorporation, charter, partnership agreement or other formative document as required by Section 31 and placed legends on its certificates of Capital Stock and, not later than thirty (30) days after the date hereof, those of its partners substantially in the form of Exhibit N; and

              (vi) it is not in violation or default under any agreement with any Person, or under any law, judgment, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject which could reasonably be anticipated to have a material adverse impact on the Partnership, and hereafter shall take no action which shall be in violation or cause a default under any agreement with any Person, or under any law, judgment, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject which could reasonably be anticipated to have a material adverse impact on the Partnership;

              (b) with respect to its investment in the Project Property:

              (i) it has knowledge and experience in financial and business matters in general, and in investments of this type;

              (ii) it is capable of evaluating the merits and risks of such investment;

              (iii) it has either secured independent tax advice with respect to such investment, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary;

              (iv) it has received or has access to all material information and documents with respect to such investment and has had an opportunity to ask questions and receive answers thereto and to verify and clarify any information available;

              (v) notwithstanding any financial projections which may have been prepared by any other Person, it has relied solely upon its independent investigation, and not on any financial projections, statements, actions or representations of the other Partners or any Affiliate of the other Partners, in making the decision to acquire such investment;

              (vi) it understands that no Federal or State agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to it or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of such investment;

              (vii) it understands that there are restrictions on the transferability of its Project Property;

              (viii) it understands that there will be no public market for its Project Property, and, accordingly, it may not be possible to liquidate such investment;

              (ix) it understands that any anticipated Federal or state income tax benefits applicable to its Project Property may be lost through changes in, or adverse interpretations of, existing laws and regulations;

              (x) it has entered into this Agreement freely and voluntarily, without coercion, duress, distress, or undue influence by any other Persons or their respective shareholders, members, directors, officers, partners, agents or employees; and

              (xi) it understands that this Agreement may affect legal rights and it has received legal advice from counsel of its choice in connection with the negotiation and execution of this Agreement and is satisfied with its legal counsel and the advice received from it;

              (c) each of the following is true and correct:

              (i) none of it or any of its Affiliates is a party to any other agreement or other arrangement which would interfere with the development or operation of the Shoreside Complex;

              (ii) performance of this Agreement will not violate any other material agreement or other arrangement to which it or its Affiliates is a party;

              (iii) it and its Affiliates have not received notice of any claim which would interfere with its or their performance of this Agreement;

              (iv) none of it or its Affiliates has incurred any material liabilities or obligations on behalf of the Partnership or has knowledge of any liabilities or obligations of the Partnership other than those described on Exhibit J and agrees hereafter that it or they, as the case may be, will not, nor cause any of its Affiliates, to incur any liability or obligation on behalf of the Partnership, except as otherwise expressly provided herein;

              (v) it knows of no actions or lawsuits, pending, planned or threatened, by or against it, the Partnership, or its Affiliates, which could create an obligation or liability for the Partnership or any of the other Partners; and

              (vi) none of such Partner, its Affiliates or any officers or directors of any of them has been determined by any gambling commission or authority to be unsuitable, has been convicted of a crime (other than traffic offenses), has had any application for any gambling license or permit rejected, or has had any gambling license or permit, once having been issued, rescinded, suspended, revoked or not renewed or reinstated, and no Partner has knowledge that its affiliation with any other Partner will threaten any gambling license, permit, entitlement or approval in any jurisdiction of any other Partner or Affiliate of a Partner;

              (d) the execution, delivery and performance of this Agreement will not:

              (i) violate any law, judgment, order, decree, license, permit, approval, rule or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it or its Guarantor may be subject;

              (ii) result in a breach or default under any contract or other binding commitment or any provision of the charter or by-laws or partnership agreement or other organizational documents, as the case may be, of any such entity; or

              (iii) require any consent, or approval or vote of any court or governmental authority or of any Person that, as of the date hereof, has not been given or taken, and does not remain effective.

            As used in this Section 14, the term "Agreement" includes this Agreement, the Guaranties attached hereto, the Harrah's Lease, the Ground Lease and the Management Agreement, as to Harrah's; and the Players' Lease as to Players.

              (e) (i) Players shall and does hereby indemnify, defend and hold harmless the Partnership and the Indemnified Persons of Harrah's, and each of them separately, from and against all loss, cost, or damage whatsoever (including attorneys fees) resulting from any act, claim or omission of or by

       Players or any Affiliates (Controlled) of Players' Parent prior to the date hereof.

              (ii) Harrah's shall and does hereby indemnify, defend and hold harmless the Partnership, the Indemnified Persons of Players, and each of them separately, from and against any loss, cost, or damage whatsoever (including attorneys fees) resulting from any act, claim or omission of or by Harrah's and any Affiliates (Controlled) of HEI prior to the date hereof.

              (iii) Each Partner shall and does hereby indemnify, defend and hold harmless the Partnership and each other Partner from and against any loss, cost, or damage whatsoever (including attorneys fees) resulting from any breach by any of them of the representations and warranties under Section 14 hereof, or any losses or expenses as a result of or in connection with any breach of this Agreement.

              (f) (i) To the fullest extent permitted by applicable laws, regulations, rules or orders, each Partner and its Indemnified Persons shall not be liable, responsible or accountable in damages or otherwise to the Partnership, or to any of the Partners, for any act or omission performed or omitted by them in good faith on behalf of the Partnership and in a manner reasonably believed by them to be within the scope of their authority and in the best interests of the Partnership; provided, however, that this exculpation shall not apply to acts or omissions which are determined, by final decision of a court of competent jurisdiction, to constitute either fraud, bad faith, breach of this Agreement, gross negligence, or criminal conduct.

              (ii) To the fullest extent permitted by law, the Partnership, its receiver or its trustee, shall indemnify, defend and hold harmless each Partner and its Indemnified Persons from and against any and all loss, cost, damage, expense or liability (other than a loss of any equity contributions, Partner Loan, Affiliate Loan or other investment in the Partnership), which relate to or arise out of the Partnership, the Shoreside Complex, any development of the Partnership or the Partnership's business or affairs, regardless of whether the Partners continue to be Partners, an Affiliate of a Partner, or an agent, officer, member, director, stockholder or employee of such Partner or such Affiliate at the time any such liability or expense is paid or incurred, if such Partner's or its Indemnified Persons' conduct did not constitute fraud, bad faith, breach of this Agreement, gross negligence or criminal conduct.

              (iii) To the extent that, at law or in equity, a Partner or its Indemnified Persons have duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, each Partner and its Indemnified Persons acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Section 14, to the extent that they expand or restrict the duties and liabilities of a Partner or its Indemnified Persons otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Partner and its Indemnified Person.

           (g) (i) (A) Promptly after the assertion of any claim by a third party which may give rise to a claim for indemnification from an Indemnifying Partner under this Agreement, an Indemnified Person shall notify the Indemnifying Partner in writing of such claim and advise the Indemnifying Partner whether the Indemnified Person intends to contest such claim.

                (B) The Indemnified Person shall permit the Indemnifying Partner to contest and defend against such claim, at the Indemnifying Partner's expense, if the Indemnifying Partner has confirmed to the Indemnified Person in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such claim, unless the Indemnified Person can establish, by reasonable evidence, that the conduct of its defense by the Indemnifying Partner could be reasonably likely to prejudice such Indemnified Person due to the nature of the claims presented or by virtue of a conflict between the interests of such Indemnified Person and such Indemnifying Partner and another Indemnified Person whose defense has been assumed by the Indemnifying Partner. Notwithstanding a determination by the Indemnifying Partner to contest such claim, the Indemnified Person shall have the right to be represented by its own counsel and accountants at its own expense. In any case, the Indemnified Person shall make available to the Indemnifying Partner and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party (with reimbursement of reasonable expenses by the Indemnifying Partner). If the Indemnifying Partner fails to undertake the defense of or to settle or pay any such third-party claim within fifteen (15) days after the Indemnified Person has given Notice to the Indemnifying Partner advising the Indemnifying Partner of such claim, or if the Indemnifying Partner, after having given Notice to the Indemnified Person that it intends to undertake the defense, fails forthwith to defend, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to the following with respect to any proposed settlement thereof.

                (C) The Indemnifying Partner shall not consent to the terms of any compromise or settlement of any third-party claim defended by the Indemnifying Partner in accordance herewith (other than terms related solely to the payment of money damages and only after the Indemnifying Partner has furnished the Indemnified Person with such evidence as the Indemnified Person may reasonably request of the Indemnifying Partner's capacity and capability (financial and otherwise) to pay promptly the amount of such money damages at such times as provided in the compromise or settlement) without the prior written consent of the Indemnified Person if as a result of such compromise or settlement such Indemnified Person could be adversely affected.

                (D) Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by Notice given by the Indemnified Person to the Indemnifying Partner. Such Indemnifying Partner shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Partner does not respond within such thirty (30) day period, such Indemnifying Partner shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Partner does respond within such thirty
         (30) day period and rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable laws, regulations, rules or orders.

              (ii) Mitigation

              Each Indemnifying Partner and Indemnified Person shall use reasonable efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, damages, deficiencies, costs and expenses that may give rise to claims for indemnification.

              (iii) Payment

              Each Indemnifying Partner agrees to pay any amounts due hereunder
       (A) within ten (10) days of Notice in respect of its indemnity obligations which it has accepted or which it has been deemed to accept;
       (B) within five (5) days of any final adjudication by a court of competent jurisdiction of any indemnity obligations as to which it has not so accepted; and (c) as attorneys' fees and other costs of defense are incurred and invoiced.

         15. Certificates, Documents, Execution

         Each Partner shall execute, with acknowledgment or affidavit, if required, all documents and writings which may, in the reasonable opinion of either Partner, be necessary or expedient in the creation of the Partnership and the authorization of the Partnership to do business pursuant to this Agreement, including, without limitation, one or more trade or fictitious name registrations and all amendments thereto, as well as any cancellation thereof, provided the foregoing is not contrary to any other provision of this Agreement.

         16. Amendment

         Except as otherwise provided in this Agreement, this Agreement may be amended only by an instrument in writing signed by all of the Partners.

         17. Notices

         All Notices, demands and other communications required or permitted to be given or delivered hereunder shall be in writing, addressed to the Partner intended at the address set forth below or such other address as it may designate by Notice given to the other parties in the manner herein provided, and shall be deemed to have been given (a) on the dated received if given by United States mail, postage prepaid, registered or certified, return receipt requested, or (b) on the date delivered if given by personal delivery or recognized overnight courier service, provided that delivery is acknowledged in writing by the receiving Partner or an employee of such Partner or its
Affiliate:

                      Harrah's:
                      c/o Harrah's Entertainment, Inc.
                      1023 Cherry Road
                      Memphis, TN  38117
                      FAX:  (901) 762-8776
                      Attn:  General Counsel

                      Players:
                      c/o Players International, Inc.
                      3900 Paradise Road, Suite 135
                      Las Vegas, NV  89109
                      FAX:  (702) 792-9843
                      Attn:  President

         18. Bank Accounts; Investments

         All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit as shall be designated by the Partners from time to time, pursuant to Irrevocable Banking Instructions in the form attached as Exhibit K, in the case of accounts maintained by the Partnership, and in the form attached to the Management Agreement, in the case of accounts maintained under the Management Agreement. The Partnership may invest funds in any of the types of investments identified on Exhibit L.

         19. Arbitration

           (a) In the event of a failure of the Partners, at any meeting, unanimously to approve a Material Modification, any Partner may by Notice to the other Partner elect an arbitration which shall be conducted in accordance with the following procedures:

              (i) The Partners shall appoint a single qualified and disinterested advisor. For purposes of Section 19(a), the advisor (the "Arbitrator") shall be an individual who: (A) is not an Affiliate of any Partner; and (B) has at least five (5) years' experience in major hotel or casino hotel design. The initial agreed Arbitrator is the firm of Skidmore, Owings and Merrill ("SOM"), which shall act pursuant to the agreement attached as Exhibit S. Such appointment may be modified only by joint written agreement of the Partners or, if the Arbitrator resigns and the Partners fail to agree on a substitute Arbitrator within ten (10) days after the resignation of SOM, by a court of competent jurisdiction in St. Louis County, Missouri, upon petition of either Partner. Such Arbitrator shall render a decision within five (5) days of submission of any item for arbitration. If the Arbitrator fails to render the decision within such time, either Partner may seek an order from a court of competent jurisdiction: (x) in the state of residence of such Arbitrator or the State, requiring such Arbitrator to render the decision immediately; or (y) in the State, appointing another Arbitrator with equivalent experience and directing such Arbitrator to render such decision.

              (ii) The decision and award of such sole Arbitrator shall be binding upon the Partners. The fees and expenses of the Arbitrator shall be paid by the Partner whose position is not adopted by the Arbitrator. Arbitration shall be conducted upon written submission of the parties without need for hearing.

              (iii) In rendering a decision on each disputed item, the Arbitrator shall consider the following factors: (A) integrity of the Cost Budget, as a whole; (B) operational efficiency of the Shoreside Complex; (C) consistency of the disputed item with (x) the architectural design and the quality of the remainder of the Shoreside Complex; and (y) the conceptual Plans and Specifications approved as identified on Exhibit E and all other Plans and Specifications and

        Material Modifications theretofore adopted by the Partnership; and
       (D) the effect upon future revenue of the Shoreside Complex, as a whole.

           (b) In the event of a failure of the Partners, at any meeting, unanimously to approve any Major Decisions, other than a Material Modification, either Partner may, by Notice to the other Partner, elect an arbitration which shall be conducted in accordance with the following procedures:

              (i) The Partners shall endeavor to appoint a single qualified and disinterested Arbitrator. For purposes of Section 19(b), an Arbitrator (the "Arbitrator") shall be an individual who: (A) is not a Beneficial Owner of, and who has not performed work for, any Holding Entity; and (B) who: (x) is a partner with any of Arthur Andersen LLP, Coopers & Lybrand, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick LLP, and Price Waterhouse or a firm of equivalent status; and (y) has at least five (5) years of auditing or accounting experience in the gambling or hotel industry; or, if the Partners so agree prior to the time for appointment herein provided, but not otherwise; (C) is an expert in a field other than accounting having qualifications agreed by the Partners. Such Arbitrator, if agreed, shall render his/her decision within thirty (30) days of such appointment. If the Arbitrator fails to render his/her decision within such time, either Partner may seek an order from a court of competent jurisdiction in the state of residence of such Arbitrator or the State, as the case may be: (x) requiring such Arbitrator to render his/her decision immediately; or (y) appointing another Arbitrator with equivalent experience and directing such Arbitrator to render such decision.

              (ii) If the Partners cannot agree on a single Arbitrator within twenty (20) days after an election to submit a Major Decision to arbitration, then each Partner shall appoint one Arbitrator within ten
       (10) days following such twenty (20) day period. The two appointed Arbitrators shall within ten (10) days of such referral appoint a third Arbitrator, and if such Arbitrators are not able to agree on such third Arbitrator within such time, then, on five (5) days' Notice in writing to the other Arbitrator, either Arbitrator shall apply to the branch of the American Arbitration Association in St. Louis, Missouri to designate and appoint such third Arbitrator. The three Arbitrators shall render their decision within twenty (20) days after the appointment of the third Arbitrator. The Arbitrators shall act by majority vote. If the Arbitrators fail to render their decision within such time, either Partner may seek an order from a court of competent jurisdiction in the
       State: (x) requiring such Arbitrators to render their decision immediately, or (y) appointing one replacement Arbitrator of equivalent qualifications and directing such Arbitrator to render his/her decision.

              (iii) If either Partner fails timely to appoint an Arbitrator pursuant to Section 19(b)(ii), then the single Arbitrator designated by a Partner shall act as the sole Arbitrator and shall be deemed to be the unanimously approved Arbitrator to resolve such dispute.

              (iv) The fees and expenses of the Arbitrators shall be paid by the Partner whose position is not adopted by the Arbitrators. All Arbitrators, by accepting appointment, submit to the jurisdiction of the courts of the State.

              (v) The Arbitrators shall make their decision based solely on the best interests of the Partnership. All proceedings by the Arbitrators shall be conducted in accordance with the Uniform Arbitration Act as enacted in the State, except to the extent the provisions of such Act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted in St. Louis, Missouri, at the offices of Peper, Martin, Jensen, Maichel and Hetlage, Twenty-Fourth Floor, 720 Olive Street; St. Louis, Missouri, or if such law firm should no longer exist or no longer represent Harrah's, at a law office in St. Louis, Missouri, designated by the Partner invoking arbitration.

            (c) In all arbitration proceedings submitted to any Arbitrator(s), the Arbitrator(s) shall be required to agree upon and approve the substantive position advocated by one Partner with respect to each disputed item. The Arbitrator(s) shall exclusively and finally determine whether a particular dispute falls within the scope of his/her/their authority unless such determination is legally groundless or in excess of the limitations provided in this Agreement. The award of any Arbitrator(s) made in accordance with this Section 19 shall be binding on the Partners and enforceable in any court of competent jurisdiction.

           (d) In the event of any disagreement as to a matter subject to arbitration under the Management Agreement, arbitration shall occur pursuant to Section 20.2 of the Management Agreement, rather than pursuant to this Section. In the event of any disagreement as to a matter subject to arbitration under an Operating Lease or the Ground Lease, arbitration shall occur pursuant to such agreement rather than pursuant to this Section.

         20. Events of Default

            It shall be an event of default (an "Event of Default") if any one or more of the following events shall occur:

              (a) a Monetary Default that has not been cured within five (5) Business Days following Notice of such Monetary Default;

              (b) an Event of Default has occurred under the Players' Lease, as to Players, or Harrah's Lease, as to Harrah's (LLC), which has resulted in the termination thereof;

              (c) the failure of any Partner to perform any of its other obligations under this Agreement or the breach by any Partner of any of the other terms, conditions or covenants of this Agreement or the failure of any representation or warranty in this Agreement to be true in all material respects and a continuation of such failure or breach for more than thirty (30) days after Notice by any Non-Defaulting Partner to the Defaulting Partner that such Partner has failed to perform any of its obligations under, or has breached this Agreement; provided, that no Event of Default shall exist hereunder if (i) such default is not capable of being cured within such thirty (30) days, (ii) such default is capable of cure in a longer period of time, and (iii) cure of such default has been promptly commenced within such thirty (30) day period and such cure is thereafter diligently and expeditiously prosecuted to completion, but in no event shall any cure period under this Agreement for any default be longer than one hundred eighty (180) days;

              (d) a case or proceeding shall be commenced by any Partner or its Guarantor seeking relief under any provision or chapter of the Federal Bankruptcy Code or any other Federal or State law relating to insolvency, bankruptcy or reorganization; an adjudication that any Partner or its Guarantor is insolvent or bankrupt; the entry of an order for relief under the federal Bankruptcy Code with respect to any Partner or its Guarantor; the filing of any such petition or the commencement of any such case or proceeding against any Partner or its Guarantor, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by any Partner or its Guarantor admitting the allegations of any such petition; the appointment of a trustee, receiver or custodian for all or substantially all of the assets of any Partner or its Guarantor unless such appointment is vacated or dismissed within ninety (90) days after the date of such appointment but not fewer than five (5) days before the proposed sale of any assets of any Partner or its Guarantor; the execution by any Partner or its Guarantor of a general assignment for the benefit of creditors; the convening by any Partner or its Guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; except in the case of a holder of a permitted security interest in a Partnership Interest, the levy, attachment, execution or other seizure of all or substantially all of the assets of any Partner or any Partner's Partnership Interest, where such seizure is not discharged within thirty (30) days thereafter; or the admission by any Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due;

              (e) an Unsuitability Determination is made with respect to any Partner or an Affiliate (Controlled) of such Partner;

              (f) the dissolution of any Partner or its Guarantor;

              (g) any Transfer in violation of Section 9; or

              (h) the attempted withdrawal of any Partner from the Partnership other than in connection with any Transfer not in violation of Section 9.


         21. Remedies

         Upon the occurrence of any Event of Default with respect to any Partner or its Guarantor (the "Defaulting Partner"), any Partner which is not a Defaulting Partner (the "Non-Defaulting Partner"), may elect to do one (1) or more of the following by Notice of such election to the Defaulting Partner:

           (a) in the case of a Monetary Default: (i) advance money to the Defaulting Partner as a Default Loan; and (ii) in the case of a failure timely to repay a Default Loan, exercise the dilution rights as provided in
     Section 23; or (iii) elect to exercise the Appraisal Buyout remedy as provided in Section 25; or (iv) enforce such obligation against the Defaulting Partner and, if the Monetary Default is guaranteed, its Guarantor;

           (b) in the case of any other Event of Default: (i) elect to exercise the Appraisal Buyout Remedy as provided in Section 25; or (ii) enforce such obligation against the Defaulting Partner, and, if such Event of Default is guaranteed, its Guarantor;

           (c) if the Event of Default occurs pursuant to Section 20 (d), the Non-Defaulting Partner may specifically enforce its rights under Section 9(c);

           (d) if the Event of Default occurs pursuant to Section 20(e), the Non-Defaulting Partner may specifically enforce its rights under Section 24;

           (e) in the case of a non-permitted Transfer, the Partners agree that because of the uniqueness of this Partnership, no Partner can be adequately compensated in money damages for a breach by any other Partner of the Transfer restrictions of Section 9; and agrees that, if any Partner attempts to effect or suffers to occur a purported Transfer in violation of
     Section 9, the non-transferring Partner, at law, in equity, or otherwise, may seek to enjoin such a purported transfer, and the transferring Partner agrees to submit to the jurisdiction of any court of competent jurisdiction and to be bound by any order of such a court enjoining such an attempted or purported Transfer;

           (f) enforce any covenant by the Defaulting Partner to take or forbear from any other action hereunder; or

           (g) pursue any other remedy allowed by this Agreement or permitted at law or in equity.

         As provided in Section 7(i), a Defaulting Partner shall have its Voting Power in the Partnership suspended for the duration of its Event of Default.

         22. Choice of Remedies

           (a) From and after the date a Non-Defaulting Partner has elected to exercise any remedy pursuant to Section 21, such exercise of remedies may be continued thereafter by the Non-Defaulting Partner regardless of whether the Defaulting Partner thereafter cures such Event of Default.

           (b) The election to pursue any remedy pursuant to Section 21 may be made alone or in combination with any other remedies; provided that if a Partner elects a Default Loan for a Monetary Default pursuant to Section 21(a), no other remedy may be elected by such Partner with respect to such Event of Default prior to the maturity date of such Default Loan, except exercise of the dilution rights as provided in Section 23.

           (c) Except as provided in Section 22(b), nothing contained herein shall limit any rights to sue a Partner or Guarantor for amounts owing to the Partnership hereunder, or for any other breach of this Agreement or the guaranties appended to this Agreement. A Defaulting Partner shall have no right to demand the immediate valuation and payment for its Partnership Interest or other Project Property.

           (d) In any action against a Defaulting Partner for a failure to make any Initial Capital Contribution or any Additional Capital Contribution for which it is callable pursuant to Section 4 or in any levy or enforcement of any judgment against a Defaulting Partner for any such failure to contribute, the recovery against such Defaulting Partner may include any assets of such Defaulting Partner and, its Guarantor, in the case of a guaranteed obligation.

           (e) Upon any Transfer of a Project Property pursuant to Sections 9, 23, 24, 25 and/or 26, the transferee shall acquire the Project Property free and clear of any lien or security interest with respect to such Project Property; provided that nothing herein shall restrict or impair the lien of any lender holding any such security interest to any proceeds payable to the Partner so Transferring its Project Property or any right of such lender to receive directly such proceeds.

           (f) Prior to exercising the Appraisal Buyout remedy for an Event of Default, the Non-Defaulting Partner shall give notice and a twenty (20) day opportunity to cure to any Institutional Investor holding a permitted pledge of the Defaulting Partner's Project Property, provided that the name and address of such lender has previously been provided to the Non-Defaulting Partner by Notice in accordance with this Agreement.

         23. Advances; Buy-Down

           (a) If a Defaulting Partner shall have failed to make any Capital Contribution required of it pursuant to Section 4, any Non-Defaulting Partner may, but shall not be obligated to, advance to the Partnership on behalf of the Defaulting Partner the amount of all or any part of such delinquency, with each such advance to be treated as a loan by the Non-Defaulting Partner to the Defaulting Partner (a "Default Loan").

              (i) The Non-Defaulting Partner shall promptly give Notice to the Defaulting Partner of making such advance to the Partnership. Such Non-Defaulting Partner making a Default Loan shall be the "Default Lender".

              (ii) Each separate advance by a Non-Defaulting Partner shall be a separate Default Loan. The amount of each such advance to the Partnership shall be credited to the Capital Account of the Defaulting Partner.

              (iii) Each Default Loan shall be due and payable one (1) year following advance of funds pursuant to this Section 23 and shall bear interest, payable monthly, at a fixed rate equal to the then Prime Rate plus eight percent (8%) but in no event greater than the Usury Rate. A Default Loan shall be prepayable, in whole or in part, at any time, and from time to time, without penalty or premium, at the option of the Defaulting Partner.

              (iv) Any interest payable by the Defaulting Partner on any Default Loan shall be paid directly to the Default Lender by the Defaulting Partner by direct distribution of one hundred percent (100%) of the Defaulting Partner's Distributable Cash, Net Proceeds of Sale or Financing/Refinancing, and other revenues and proceeds of its Project Property to the Default Lender, until repaid in full, and any such payment shall be a reduction of the Defaulting Partner's Capital Account, but shall not affect the Default Lender's Capital Account. Default Loans shall have relative priority on a first in, first out basis.

              (v) Upon the payment in full of the principal of and all accrued interest on a Default Loan, the Defaulting Partner's default, with respect to which a Default Loan was made, shall be deemed cured. The making of a Default Loan shall not be deemed to cure an Event of Default with respect to which a Default Loan has been made, and such cure may be made only in the manner set forth in the immediately preceding sentence.

           (b) Any Default Lender may elect, by Notice (the "Conversion Notice"), with respect to all or any portion of the Default Loans from such Default Lender to the

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     Defaulting Partner to increase such Default Lender's aggregate
     Percentage and decrease the Defaulting Partner's Percentage as of the date of the Conversion Notice as herein set forth with respect to such Default Lender's portion of any such outstanding Default Loan.

              (i) The Default Lender that delivered the Conversion Notice shall, as to its portion of any Default Loan, increase its aggregate Percentage (but not to exceed one hundred percent (100%)) by a percentage derived from a fraction, the numerator of which equals one hundred twenty percent (120%) of all outstanding principal and interest of the Default Loan being converted and the denominator of which equals the positive amount equal to one hundred percent (100%) of all Invested Capital of the Partners in the Partnership. The Defaulting Partner shall have its Percentage correspondingly decreased by the amount by which the Default Lender's Percentage is increased. If the Defaulting Partner's Percentage is decreased to zero (0) as a result of any conversion pursuant to this
       Section 23(b), the Defaulting Partner shall thereupon cease to be a Partner in the Partnership, but shall remain liable for the Continuing Liabilities.

              (ii) The Partners acknowledge that Capital Contributions will be of critical importance to the Partnership, and the Partners further acknowledge that the value of Capital Contributions or Default Loans made to Partners who have failed to make Capital Contributions is not readily ascertainable as of the date hereof and a reasonable estimate of such value is achieved by the formula contained in Section 23(b)(i) hereof. Such formula reflects such estimate of the Partners, and is not intended to be a penalty.

              (iii) Upon such recalculation and the corresponding adjustments of Percentages, if all of the Default Loan has been converted pursuant to this Section 23(b), the Event of Default associated with the Default Loan with respect to which such adjustments were made shall be deemed cured as of the date of such conversion.

              (iv) If the Percentage of Harrah's is reduced to zero (0) pursuant to Section 23(b)(i), Players may elect to terminate the Management Agreement and Harrah's Lease. If Players elects to terminate the Management

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       Agreement, and/or Harrah's Lease, HMHOC and Harrah's (LLC) shall receive no payments in respect of their interests in the Management Agreement or Harrah's Lease, and Harrah's (LLC) shall surrender its gambling license to the Missouri Gaming Commission and cooperate with Players' application to secure a new gambling license for Harrah's Premises. If the Percentage of Players is reduced to zero (0) pursuant to
       Section 23(b)(i), Harrah's may elect to terminate Players' Lease, and Players shall surrender its gambling license to the Missouri Gaming Commission and cooperate with Harrah's (LLC)'s application for a new gambling license for Players' Premises. If Harrah's elects to terminate Players' Lease, Players shall receive no payments in respect of its interest in the Players' Lease.

           (c) Notwithstanding anything to the contrary contained in Section 7, in the event that Percentages are adjusted as set forth in Section 23(b)(i), and the Defaulting Partner's Percentage, as readjusted, is equal to zero (0), then the Default Lender shall have the right (but not the obligation), in its sole discretion, either to (i) admit to the Partnership as an additional Partner of the Partnership a nominee of the Default Lender, and to deem the Defaulting Partner to have Transferred its Partnership Interest to such nominee (instead of increasing the Default Lender's Percentage by such amount), whereupon the Defaulting Partner will cease to be a Partner in the Partnership and to have any Partnership Interest and such Partner shall not be relieved of any Continuing Liabilities, or (ii) if, after the exercise of the dilution remedy Section 23(b)(i) no other Partner remains, take all steps necessary to dissolve and wind up the affairs of the Partnership, and to cause all assets to be liquidated and the net proceeds therefrom to be distributed solely to the Default Lender, with the Defaulting Partner having no right to receive any such Distribution.

           (d) Upon request by any Default Lender at any time from the date of the Default Lender's advance pursuant to Section 23(a) until any such Default Loan shall be repaid in full or converted to an increased Partnership Interest, the Defaulting Partner shall execute any and all documents reasonably requested by any Default Lender, including, without limitation, notes and any other documents which may be necessary to evidence the Default Loan.

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           (e) Until such time as a Defaulting Partner's Percentage is reduced to zero (0), notwithstanding any dilution of such Partner's Percentage, such Partner shall remain liable to contribute its initial Percentage of all Capital Contributions to the Partnership.

         24. Redemption of Unsuitable Partner's Partnership Interest

           (a) Upon the occurrence of an Unsuitability Determination by the Missouri Gaming Commission, the remaining Partner may, by Notice (the "Redemption Notice") to the Partner with respect to which (or with respect to a Holding Entity of such Partner or its Project Property) an Unsuitability Determination has occurred (an "Unsuitable Partner") purchase all (but not part) of: (i) the Project Property of the Unsuitable Partner; or (ii) the Project Property of a Partner who has failed to redeem the interest of its Holding Entity as to which an Unsuitability Determination has occurred, as the case may be (each, the "Redeemed Interest"), pursuant to this Section 24 (an "Unsuitability Redemption") at the lowest of: (i) the Unsuitability Redemption Price; or (ii) the maximum amount as may be permitted to be paid by applicable law or rule, regulation or order of the Missouri Gaming Commission. The Redemption Notice may designate any date, beginning ninety (90) days before the date of such Notice, and ending on the date of such Notice, as to the effective date on which Fair Market Value of the Project Property being purchased shall be determined. Upon giving of the Redemption Notice, the Fair Market Value of the Project Property to be purchased shall be determined pursuant to Section 9(n). The purchasing Partner shall have the lesser of sixty (60) days or such period of time allowed or required by the Missouri Gaming Commission from the date upon which Fair Market Value is determined pursuant to Section 9(n) (the "Valuation Date") in which to purchase the Redeemed Interest by payment, to the Unsuitable Partner of an amount equal to the Unsuitability Redemption Price and shall select and designate the place and time for closing in St. Louis, Missouri within such period, by Notice to the Unsuitable Partner.

           (b) The Unsuitability Redemption Price, to the extent not prohibited, shall be paid either: (i) in cash at the closing of such Unsuitability Redemption; or (ii) to the extent permitted by law and elected by the purchasing Partner, over time, as provided in Section 25(b); in each case subject to escrow and adjustment in the manner provided in Section 9(b)(iii). At the closing of the purchase of a Redeemed Interest, the purchasing

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     Partner shall save, protect, defend, indemnify and hold harmless the selling Partner from all debts and liabilities owed by the Partnership to third parties, excluding any Continuing Liabilities.

           (c) Costs of the transaction, including recording fees, escrow costs, if any, and other fees (but not attorneys' fees) shall be borne by the Unsuitable Partner and paid at closing. The Unsuitable Partner shall deliver all appropriate documents of transfer of the purchasing Partner, or its nominee, at the closing and shall cause its entire Redeemed Interest to be transferred free and clear of all liens, claims, encumbrances, or other charges of any kind whatsoever. If the Redeemed Interest is transferred to a nominee of the purchasing Partner, the admission of such nominee to the Partnership as a successor to the Unsuitable Partner which owned the Redeemed Interest shall occur, and for all purposes shall be deemed to have occurred immediately prior to the transfer by the Partner of the Redeemed Interest. From and after the closing, the Unsuitable Partner which owned the Redeemed Interest shall have no further interest in the assets, profits or management of the Partnership and shall not be responsible for any of its obligations or losses in respect of the Redeemed Interest incurred after the redemption of its interest, and all obligations of the Partnership to the Unsuitable Partner which owned the Redeemed Interest shall be satisfied and discharged in respect of the Redeemed Interest, including all Capital Accounts or any other amounts advanced to the Partnership and owed by the Partnership to the Partner which owned the Redeemed Interest, but the Unsuitable Partner which owned the Redeemed Interest shall remain liable for any Continuing Liabilities.

         25. Appraisal Buyout


           (a) Upon an Event of Default, any Non-Defaulting Partner may give to the Defaulting Partner written Notice that it intends to buy such Defaulting Partner's Project Property pursuant to this Section 25 (the "Appraisal Buyout"). This provision shall also be applicable if a condemnation, casualty or title defect affecting the Leased Site or the Adjacent Fee Site results in the termination of one, but not both, of Harrah's Lease and Players' Lease, in which event the Partner who is the tenant (or whose Affiliate (Wholly Owned) is the tenant) under the Operating Lease that is not terminated shall be deemed the Non-Defaulting Partner, and the Partner whose Lease is terminated shall be the Defaulting Partner.

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              (i) Any Non-Defaulting Partner exercising its right pursuant to this Section 25 shall be the "Appraisal Purchaser".

              (ii) Upon Notice to a Defaulting Partner of an election under this
       Section 25 (an "Appraisal Buyout Notice"), the Fair Market Value of the Project Property being purchased shall be determined pursuant to Sections 9(n)(i) and 9(n)(ii), provided that: (A) in the case of condemnation, the Fair Market Value of any Project Property taken by condemnation shall be the award established by the condemning authority or, if contested, by the court hearing such condemnation, rather than by an appraisal pursuant to Sections 9(n)(i) and 9(n)(ii) (and such award shall be allocated by the Partners among the assets taken as a Major Decision), and the Valuation Date shall be the date that possession of the Harrah's Premises or Players' Premises, as the case may be, is taken by the condemnor; (B) in the case of casualty, the Fair Market Value of any Project Property destroyed by casualty shall be the insurance proceeds recovered therefor, and the Valuation Date shall be the date upon which such insurance proceeds are paid by the insurer; and (C) in the case of a title defect, the Fair Market Value of the Project Property being purchased shall be the title insurance proceeds recovered therefor, and the Valuation Date shall be the date upon which such title insurance proceeds are paid by the title insurer. If condemnation, casualty insurance or title insurance proceeds are recovered for property in addition to the Project Property being purchased, and not separately allocated by the condemning authority, insurer, court or other body making the award, and Harrah's and Players do not agree as to the allocation thereof, the arbitrators making such determination pursuant to Article 19 shall allocate such award applying the criteria used by the condemnor, insurer or court to establish the amount of such award. Specifically, with reference to title insurance, if recovery under the Partnership's title insurance policy is determined according to the value of the business enterprises conducted at the Entertainment Facilities and Operating Lease Premises, the amount recovered shall be allocated according to the relative value of such business enterprises. The Appraisal Purchaser shall have

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       ninety (90) days from such Valuation Date in which to purchase the
       Defaulting Partner's Project Property by payment, in accordance with
       Section 25(b), to the Defaulting Partner of an amount equal to the Appraisal Buyout Price.

              (iii) In the case of an Appraisal Buyout of Players resulting from an Event of Default by Players, Harrah's may: (A) in lieu of Harrah's
       (LLC) enforcing the payment of damages pursuant to Section 29.3 of Players' Lease, reduce the Appraisal Buyout Price or, retroactively to the date of such promissory note, reduce the principal amount of the promissory note delivered pursuant to Section 25(b) (and apply any resulting overpayment of interest to future interest obligations, or if insufficient, to further reduction of principal) by the amount of damages that are determined to be due under Players' Lease; and (B) in lieu of HMHOC collecting damages under Section 17.2 of the Management Agreement, reduce the Appraisal Buyout Price, or, retroactively to the date of such promissory note, the principal amount of the promissory note delivered pursuant to Section 25(b) (and apply any resulting overpayment of interest to future interest obligations, or if insufficient, to further reduction of principal), by the amount of damages that are determined to be due from Players under Section 17.2 of the Management Agreement.

              (iv) The Appraisal Buyout Notice may designate any date, beginning ninety (90) days before the date of such Notice, and ending on the date of such Notice, as to the effective date for the determination of Fair Market Value of the Project Property to be purchased, provided that in the case of an Appraisal Buyout caused by condemnation, the date shall be the date specified in Section 25(a)(iii).


           (b) The closing of the Appraisal Purchaser's purchase of the Defaulting Partner's Project Property, shall occur at the time and in the offices of the Appraisal Purchaser's legal counsel in St. Louis, Missouri, designated by the Appraisal Purchaser in its Appraisal Buyout Notice, but no later than ninety (90) days after the Valuation Date. The Appraisal Buyout Price shall be paid either: (i) in cash at the time of the closing; or (ii) at the election of the Appraisal Purchaser, in the case of an Appraisal Buyout resulting from an Event of Default: (A) one-twentieth (1/20) of the Appraisal Buyout Price shall

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     be paid at closing by the plain check of Appraisal Purchaser (or its nominee); and (B) the balance by delivery of the Appraisal Purchaser's (or its nominee's) promissory note to the Defaulting Partner, payable in nineteen (19) equal and consecutive quarter-annual installments of principal, together with interest on the declining principal balance, from the date of closing until the principal shall have been paid in full, at a per annum rate equal to the greater of: (1) one hundred twenty percent (120%) of the interest rate payable, as of the date of closing, on five (5) year Treasury Notes of the United States Government selling at par; or (2) the minimum rate that is required in order to avoid both the imputation of interest and the presence of original issue discount pursuant to the provisions of the Code. The first payment under said promissory note shall be due and payable on the first day of the third month after the date of closing. The promissory note shall be prepayable in whole or in part at any time and from time to time, at the option of the maker thereof without penalty or premium. The promissory note shall provide that it is payable only from "cash flow" earned by the Appraisal Purchaser or its successor from the operation of the Defaulting Partner's Operating Lease Premises (gross revenue less expenses other than: (x) interest, principal or changes in respect of Debt thereon placed by the Appraisal Purchaser; or (y) increased expenses resulting from a lease amendment hereafter entered into), and if such cash flow is insufficient, to the extent of the insufficiency, any payment shall be deferred, without interest, until such time as such cash flow is sufficient to pay it.

           Payment at closing or pursuant to such promissory note will: (i) be subject to escrow and adjustment in the manner provided in Section 9(b)(iii).

           Payments at closing or pursuant to such promissory note will be distributed first to satisfy all outstanding obligations of the Appraisal Seller for Default Loans, indemnity obligations and unsatisfied calls for Capital Contributions, unless deducted in reaching the determination of Fair Market Value, and only the amount remaining after satisfaction of such obligations shall be paid to the Defaulting Partner.

           At the closing of the Appraisal Buyout pursuant to this Section 25, the Appraisal Purchaser shall save, protect, defend, indemnify and hold harmless the selling Partner from all debts and liabilities owed by the Partnership to third parties, excluding any Continuing Liabilities.

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           (c) Costs of the transaction, including recording fees, escrow costs, if any, and other fees (but not attorneys' fees) shall be borne and paid at closing by the Defaulting Partner, except in the case of a transaction resulting from damage, destruction or condemnation, in which event, costs of the transaction shall be split equally by both Partners. The Defaulting Partner shall deliver all appropriate documents of transfer at the closing and shall convey its entire Project Property to the Appraisal Purchaser, or its nominee(s), free and clear of all liens, claims, encumbrances, or other charges of any kind whatsoever. In the event such Project Property is transferred to a nominee of the Appraisal Purchaser, the admission of such nominee to the Partnership as a successor to the Defaulting Partner shall occur, and for all purposes shall be deemed to have occurred immediately prior to the transfer by the Defaulting Partner of its Project Property. From and after the closing, the Defaulting Partner shall have no further interest in the assets, profits or management of the Partnership and shall not be responsible for any of its obligations or losses, excluding any Continuing Liabilities.

           (d) In all events: (i) condemnation awards; (ii) insurance proceeds; and (iii) damages for Operating Lease or Management Agreement default of or caused by the Defaulting Partner or its Affiliate (if paid rather than credited against the Appraisal Buyout Price, or note owed in payment thereof, as previously herein provided), shall be retained by the Appraisal Purchaser or its Affiliate, or nominee, as the case may be.

         26. Buy/Sell

           (a) (i) In the circumstance described in this Section, either Partner, provided that no Monetary Default exists with respect to such Partner, may, by Notice to the other Partner (a "Buy/Sell Notice"), establish a sales price ("Buy/Sell Price") for the Project Property of such Partner. This remedy shall be available only pursuant to Section 29 (Other Gambling Qualifications), and the Partner invoking this Section pursuant to
     Section 29 shall be the "Offeror". Any offer made in a Buy/Sell Notice pursuant to this Section 26 shall be the "Offer". The Buy/Sell Notice shall
     (A) state separately the components of the Buy/Sell Price attributable to each asset comprising the Offeror's Project Property; and (B) summarize in reasonable detail the calculations which determine the Buy-Sell Price for which the Offeror would be willing either (x) to purchase from the other Partner

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



     (the "Offeree") the Offeree's Project Property; or (y) to sell to the Offeree the Offeror's Project Property (a "Buy/Sell").

           (b) The Buy/Sell Price for each asset (other than: (i) the interest of Harrah's (LLC) as the ground lessor of the Leased Site; (ii) Lot 7; and
     (iii) the interest of HMHOC under the Management Agreement) comprising the Project Property of an Offeror shall be determined using the following methodology: (i) in the case of a Buy/Sell Notice given more than thirty-six (36) months after the Opening Date of the Entertainment Facilities; by multiplying: (x) the average annual EBITDA (earnings before interest, income taxes and depreciation allowance and excluding non-recurring costs) derived from such asset for the preceding five years (unless less than five years have expired following such Opening Date, in which case the number of years expired shall apply) by; (y) a multiple determined by Offeror; and (ii) in the case of any Buy/Sell Notice given before thirty-six (36) months after the Opening Date of the Entertainment Facilities, by multiplying: (x) the projected average annual EBITDA (as above defined) to be derived from such asset over the next succeeding five
     (5) years by; (y) a multiple determined by the Offeror; and deducting from the result of such multiplication the Offeror's Percentage of all additional amounts necessary to complete and open the Entertainment Facilities plus all additional amounts necessary to complete and open the Offeror's Operating Lease Premises. If, in any Buy/Sell invoking the methodology identified in (i) above, the asset being valued has not been income producing for any portion of the measuring period, then there shall be substituted as revenue and expense for such period, revenue and expense for the same period of the immediately prior year (or, if not available, the immediately following year) as the case may be. If EBITDA is negative as to any asset so valued, there shall be no payment for such asset, except as provided below with respect to Lot 7, the Leased Site and the Management Agreement. The methodology adopted by the Offeror shall be applied to like property of the Offeree. Any Offeror or Offeree must purchase all of the Project Property of the other Partner if it elects to purchase any of such Project Property.

           Notwithstanding the foregoing, if the gambling license of an Offeror or Offeree, may not be or is not surrendered by the seller, the Buy/Sell Price for a Partner's Partnership Interest and Operating Lease shall be determined by appraisal in accordance

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     with Section 9(n) (including without limitation, the non-gambling valuation assumption set forth in Section 9(n)(i)).

           If, in any Buy/Sell, Players should be the purchaser of Harrah's Project Property, and Harrah's (LLC) or an Affiliate (Wholly Owned) of HEI should, at such time, own Lot 7, and/or the Leased Site, then Players shall purchase such Project Property at a price equal to: (i) the seller's cost thereof; plus (ii) all costs incurred by the seller or its Affiliates during the period of its ownership thereof (including taxes, public and private assessments, insurance premiums and all payments of principal and interest under that certain promissory note dated July 21, 1994 given by Harrah's to Sverdrup/MDRC Joint Venture in the original principal amount of $4,000,000 that are not included in category (i)); or, in the case of the Leased Site only, if greater, the Fair Market Value of the Leased Site (encumbered by the Ground Lease) determined by appraisal in accordance with Sections 9(n)(i) and (n)(ii). The Management Agreement shall be valued at the amount of damages that would be due under Section 17.2 thereof for a termination caused by Players.

           (c) From the date the Buy/Sell Notice is given, the Offeree shall have sixty (60) days, or such lesser period of time as provided by applicable gambling laws, regulations, rules or orders, to notify the Offeror of its election either to purchase the Offeror's Project Property or sell its own Project Property at a price determined (using, in the case of an asset valued by EBITDA the same multiplier and types of financial information used by the Offeror to value its like Project Property) (a "Buy/Sell Response").

              (i) If the Offeree determines to purchase the Offeror's Project Property, the Offeree shall, in its Buy/Sell Response, specify a closing date for such purchase not more than ninety (90) days, or such lesser period of time as provided by applicable gambling laws, regulations, rules or orders, from the date of its Buy/Sell Response, within which it must purchase the Project Property of the Offeror at the Offeror's Buy/Sell Price, as calculated above.

              (ii) If the Offeree determines to sell its Project Property, it shall so advise the Offeror in its Buy/Sell Response, and the Offeror shall, within ten

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       (10) days of receipt of the Offeree's Buy/Sell Response,
       designate, by Notice to Offeree, a closing date for such sale not more than ninety (90) days thereafter and shall purchase the Offeree's Project Property at the Offeree's Buy/Sell Price, as calculated above.

              (iii) If the Offeree does not elect either to buy or sell within the ten (10) day period referred to above, the Offeror may elect by Notice to Offeree, to buy the Offeree's Project Property, and the Offeror shall have ten (10) days following expiration of such ten (10) day period in which to designate, by Notice to Offeree, a closing date for such purchase not more than ninety (90) days from the date of such election.

           (d) The closing of the purchase and sale contemplated shall occur at a specific time designated by the buying Partner, by Notice given within the above-established time limits, at the offices of its legal counsel in St. Louis, Missouri. The Buy/Sell Price shall be paid in cash at the closing, subject to escrow and adjustment in the manner provided in Section 9(b)(iii). The Buy/Sell Price payable to an Offeror shall be distributed first to satisfy all outstanding obligations of the Offeror for Default Loans, indemnity obligations and unsatisfied calls for required Capital Contributions (to the extent not deducted in determining the Buy/Sell Price), and only the amount remaining after satisfaction of such obligations shall be paid to the selling Partner. After the closing, the selling Partner shall have no further interest in the assets, profits or management of the Partnership and shall not be responsible for any of the obligations or losses of the Partnership, and all obligations of the Partnership to the selling Partner, including all Capital Accounts, loans and advances, shall be deemed satisfied and discharged. After the closing of the purchase of Project Property pursuant to this Section 26, the buying Partner shall save, protect, defend, indemnify, and hold harmless the selling Partner from all debts and liabilities owed by the Partnership to third parties, but the selling Partner shall not be relieved of any Continuing Liabilities. Costs of sale of Project Property, including recording fees, escrow costs, if any, and other fees (but not attorneys' fees) shall be divided equally between the Partners. A Partner selling its Project Property shall deliver all appropriate documents of transfer at closing and shall convey its Buy/Sell Property to the buying Partner, or its nominee, free and clear of all liens, claims,

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     encumbrances or other charges of any kind whatsoever. In the event the Project Property is conveyed to a nominee of the buying Partner, the admission of such nominee to the Partnership as a successor to the selling Partner shall occur, and for all purposes shall be deemed to have occurred immediately prior to the Transfer by the selling Partner of its Partnership Interest.

           (e) If the buying Partner shall fail to close a purchase pursuant to this Section 26, the selling Partner may, in addition to any other rights hereunder, elect to purchase the buying Partner's Project Property at the Buy/Sell Price established hereunder, with closing to occur on a date selected by the selling Partner that is no later than sixty (60) days after the buying Partner's default.


           27. Waiver

           (a) Each Partner hereby acknowledges and agrees that any exercise of the dilution pursuant to Section 23, the Unsuitability Redemption pursuant to Section 24, the Appraisal Buyout pursuant to Section 25, or the Buy/Sell pursuant to Section 26, for any reason or at any time in accordance with the terms of such Sections shall not be delayed, enjoined or otherwise postponed or restrained by an assertion that such action is in bad faith or a breach of any fiduciary or other Partnership duty, but, following the completion of any such exercise of rights, each Partner shall retain its right to bring an action for damages with respect to any claim of bad faith or breach of fiduciary or other Partnership duty as a result of any exercise of a dilution pursuant to Section 23, an Unsuitability Redemption pursuant to Section 24, an Appraisal Buyout pursuant to Section 25, or a Buy/Sell pursuant to Section 26.

           (b) Each Partner hereby acknowledges and agrees that any Partner or any Affiliate of a Partner who is a party to any agreement with the Partnership or any Partner may take any separate action or actions as it shall determine in its sole discretion to be in its own best interest with respect to the Partnership or such Partner in connection with any of its roles with respect to the Partnership, and that such Partner or Affiliate shall not be deemed to have acted in bad faith or to have breached any fiduciary or other Partnership duty for so acting in its best interest. Each Partner hereby expressly waives any claim of bad faith or breach of fiduciary or other Partnership duty as a result of any such action or actions which any Partner or Affiliate of a Partner who is party to a

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     contract with the Partnership or any Partner may take in its own best interest in any such separate roles.

         28. Gambling Qualifications in Missouri

           (a) All Partners, and all Persons owning directly or indirectly any ownership interest, security interest, otherwise being the legal or Beneficial Owner of any Holding Entity, and their successors and assigns, who are required to be licensed, permitted or determined suitable or otherwise approved pursuant to applicable law or by the Missouri Gaming Commission, shall be so licensed, permitted or determined suitable or otherwise approved prior to their admission to, and at all times during their participation in, or association with, the Partnership or any Holding Entity.

           (b)(i) If any Partner, or any Holding Entity of any Partner or its Project Property, suffers a Missouri Gaming Commission Unsuitability Determination, all disbursements of Distributable Cash and Net Proceeds of Sale or Financing/Refinancing by the Partnership to the affected Partner (or the Partner whose Holding Entity suffers the Unsuitability Determination) (other than in repayment of Default Loans, to the extent lawful), shall be suspended and escrowed, and such Partner shall be subject to any other penalties or provisions to the extent and for so long as provided by applicable law, regulations, rules or orders;

              (ii) In any such case, the Partner in which such Holding Entity owns a direct or indirect interest and each intervening Holding Entity shall enforce all provisions of their formative documents which provide for the suspension of dividends and/or distributions to the unsuitable Holding Entity.

              (iii) In the case of a Missouri Gaming Commission Unsuitability Determination of a Partner, the remaining Partner shall be entitled to purchase such Partner's Project Property in accordance with Section 24; and

              (iv) In the case of a Missouri Gaming Commission Unsuitability Determination of a Holding Entity, the Partner (or its Affiliate (Controlled)) in which such Holding Entity has a direct or indirect interest shall redeem such Holding Entity within thirty (30) days of such Unsuitability Determination or such lesser period of time as may be required by law. If for any reason such

       Partner or its Affiliate (Controlled) fails to redeem the ownership interest of such Holding Entity, the remaining Partner may purchase the Project Property of such Partner in accordance with Section 24.

           (c) Notwithstanding any provision herein to the contrary, the Partner with respect to which a Missouri Gaming Commission Unsuitability Determination was made, or the Partner or its Affiliate (Controlled) having a Holding Entity with respect to which an Unsuitability Determination was made, to the extent permitted by applicable law, regulations, rules or orders, shall have the right to appeal such Unsuitability Determination to the Missouri Gaming Commission, and provided that there is no intervening adverse consequence to the Partnership or the remaining Partner and the operation of such Partner's Operating Lease Premises is not suspended or impaired, such Unsuitability Determination shall not be invoked by the remaining Partner until such Unsuitability Determination has become final.

         29. Other Gambling Qualifications

           (a) If any Partner reasonably determines that its affiliation with another Partner, or any of such Partner's or such Partner's Affiliate (Controlled)'s Holding Entities, will threaten any gambling permit, approval, or other entitlement that such affected Partner or any of its Affiliates (Controlled) hold or apply for in any state other than the State because of an Unsuitability Determination as to such Person, such Partner may invoke the Buy/Sell remedy set forth in Section 26, with respect to (i) the objectionable Partner, or (ii) in the case of an objectionable Holding Entity, the Partner in which (or in the Affiliate (Controlled) of which) such objectionable Holding Entity directly or indirectly owns an interest.

           (b) Without limiting reasonableness to such circumstance, the Partners agree that such determination shall be reasonable if based upon:
     (i) any written communication or Unsuitability Determination from a gambling commission or authority of another state; or (ii) evidence which, if true, would violate any law, rule or regulation administered by or be likely to result in an Unsuitability Determination by any such gambling commission or authority, so long as such evidence is not induced in bad faith by its recipient, or (iii) even if such evidence is induced in bad faith by its recipient, such evidence is true and accurate. To the extent that notice and cure remedies are made available by such state and may be pursued without risk to the affected Partner, the Buy/Sell remedy may not be initiated unless cure is not effected within the time permitted by such state. If notice and cure remedies are not prohibited or specified by such state, the Buy/Sell remedy may not be initiated until sixty (60) days following notice of a final Unsuitability Determination by such state gambling commission or authority provided that: (i) such Unsuitability Determination is curable, (ii) cure has been initiated and is being diligently and expeditiously pursued, and
     (iii) such cure remedies may be pursued without material adverse effect to the affected Partner.

         30. Lender Suitability

           (a) If any lender to the Partnership or any lender to a Holding Entity of the Partnership (other than a Holding Entity which is exempt from a suitability determination by, or is otherwise determined suitable or approved by the Missouri Gaming Commission) becomes subject to an Unsuitability Determination by the Missouri Gaming Commission, the result of which is to threaten the revocation, suspension, termination or rescission of any permit, approval, entitlement or license granted by the Missouri Gaming Commission to or for the benefit of the Partnership or its Partners, or any Affiliate (Wholly Owned) of Players' Parent or HEI, or result in any other penalty to the Partnership or its Partners and any such Affiliate (Wholly Owned), and if the Unsuitability Determination is not cured in accordance with applicable laws, regulations, rules or orders, then to the extent and so long as provided by applicable laws, regulations, rules or orders: (i) all payments to such lender shall be suspended and escrowed; (ii) such lender shall immediately divest itself of all loans made to the Partnership or such Holding Entity; and (iii) such lender shall be subject to any other remedies as shall be required by applicable laws, regulations, rules or orders. If, notwithstanding the application of, or failing the enforcement of, the preceding sentence, the Holding Entity has not satisfactorily complied with the requirements of applicable gambling laws, regulations, rules or orders, as to eliminate such lender unsuitability, the Project Property of the Partner owned in whole or in part by such Holding Entity shall be subject to redemption in the manner set forth in Section 24.

           (b) If any Partner reasonably determines that the existence of a loan from a lender to the Partnership will threaten any gambling license, permit, approval, or other entitlement that such affected Partner or any Affiliates
     (Wholly Owned) of Players' Parent or HEI, as the case may be, holds or applies for in any other jurisdiction, the affected Partner may, at no cost to the Partnership or the other Partner: (i) require the Partnership to exercise any redemption rights in any loan documents with such lender and redeem such loan so long as such Partner makes a loan to the Partnership (with the same security, interest and maturity provisions as the redeemed loan) of the funds necessary to effect such redemption or procures a loan for the Partnership (with the same interest, security and maturity provisions as the redeemed loan) from a suitable lender and so long as such loan is in compliance with the Partnership's loan documents and this Agreement; (ii) require the Partnership to exercise any rights in any loan documents with such lender to procure a suitable lender or lenders that will assume and accept the rights and obligations of the objectionable lender; or (iii) with the consent of such lender, if required in any loan documents with such lender, procure a suitable lender or lenders that assume and accept the rights and obligations of the objectionable lender.

         31. Covenants

           (a) Prohibited Payments

           Each Partner agrees that it and its Affiliates will conduct their activities, and will cause any activities conducted on their behalf to be conducted, in a lawful manner and specifically will not engage in the following transactions:

              (i) payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

              (ii) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

              (iii) use, directly or indirectly, any funds or other assets of the Partnership for any unlawful purpose including, without limitation, political contributions in violation of applicable laws, regulations, rules or orders.

           (b) Securities Law Requirements

           The Partners acknowledge that HEI and Players' Parent are publicly held corporations, and that trading in the securities of such corporations based upon non-public information or unauthorized disclosure or other use of material developments could expose HEI and Players' Parent to liability. The Partners shall take appropriate precautions to inform its employees and agents of such fact and to prevent such persons from making such disclosure.

           (c) Regulatory Information

           Each Partner shall provide to the Partnership or regulatory agency, as the case may be, as required by applicable laws, regulations, rules or orders, all information pertaining to the Partnership, the Shoreside Complex, and each Partner's officers, directors, shareholders, financial sources, and associations as shall be required by any Federal or state securities law or any regulatory authority with jurisdiction over the Partnership, the Shoreside Complex, or any Partner or any Affiliates of such Person including regulatory authorities in the states of Missouri, Nevada, New Jersey, Louisiana, or any other jurisdiction.

           (d) Confidentiality

           Any information in connection with the Shoreside Complex in the possession of any Partner which has not been generally disclosed to the public shall be held in confidence and shall not be disclosed to any Person other than Partners, employees, attorneys, agents, or lenders of Partners and their Affiliates (Wholly Owned), except as may be required by any regulatory authority having jurisdiction or by any other applicable laws, regulations, rules or orders of any governmental entity. Any disclosure of confidential information to any employee, attorney, agent or lender shall be kept in confidence and delivered to such Persons subject to a written confidentiality agreement benefiting the Partnership, in the form of Exhibit M, except as may be required by any regulatory authority having jurisdiction or by any other applicable laws, regulations, rules or orders of any governmental entity.

           (e) Holding Entity Requirements

              (i) Harrah's, Players and any additional or substitute Partner shall incorporate provisions into their articles of incorporation, charters, partnership agreements or other formative documents substantially similar to and no less restrictive than those contained in Exhibit O. Each Partner shall assure that each Holding Entity (but excluding any Holding Entity that is exempt from a suitability determination by the Missouri Gaming Commission, or has been otherwise approved or excused from approval by such Commission) at no cost to any other Partner shall incorporate provisions into their articles of incorporation, charters, partnership agreements or other formative documents similar to and no less restrictive than those contained in the form of Exhibit O; provided that in no event shall any Holding Entity whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ be required to include in its formative documents Section (B) of the first Section of Exhibit O or the last Section of Exhibit O. Each Partner shall assure that any provisions required of any of its Holding Entities by this Section 31(e) are enforced and that each of such Holding Entities shall not amend such provisions in any manner which makes such provisions less restrictive than the provisions contained in Exhibit O without the approval of the Partnership. Each Partner has delivered, or, as to any Holding Entity other than a Partner, not later than thirty (30) days after the Effective Date, will deliver to the Partnership a copy of the formative documents of its Holding Entities containing the provisions required by this Section 31(e) certified by a secretary, partner or other authorized Person, as being true and correct and adopted in accordance with its formative documents. Players' Parent shall not be required to comply with the above provisions of this Section 31(e)(i), and shall be deemed to have satisfied this Section 31(e)(i) by maintaining in effect the restrictions and rights referred to in its stock certificate, a copy of which is attached as Exhibit U, which shall be continuously certified by its Secretary as being true and correct, adopted and in effect in accordance with its formative documents.

              (ii) Each Partner shall assure that any evidence of ownership of each Holding Entity that is an Affiliate (Controlled) of such Partner (other than a

       Holding Entity that is exempt from a suitability determination by the Missouri Gaming Commission or has been otherwise approved or excused from, or is not subject to, approval by such Commission) shall contain a legend substantially similar to and no less restrictive than those contained in the form of Exhibit N. Each Partner shall use reasonable efforts to assure that any evidence of ownership of any of its other Holding Entities shall contain a legend substantially similar to and no less restrictive than the provisions contained in the form of Exhibit N. In no event shall the legend requirements of this Section 31(e)(ii) apply to any evidence of ownership of any Holding Entity which is publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ Stock Exchange.

              (iii) Without diminishing the rights of the Partners or the Partnership under Sections 28 and/or 29, each Partner shall at its sole cost and expense remove any Person within its chain of ownership or within the chain of ownership of any Affiliate (Wholly Owned) that is lessee of an Operating Lease who is determined by the Missouri Gaming Commission, as part of the initial determination of suitability of such Person, to be unsuitable. The other Partner shall bear no cost of removal of any such Partner. Each Partner agrees to comply with any requirements of any Missouri Gaming Commission in connection with any such removal.

           (f) Lender Requirements

           Harrah's, Players and any additional or substitute Partners shall assure that any loan documents evidencing loans for borrowed money from any lender to such entity or to its Affiliate (Wholly Owned) that is tenant under an Operating Lease, or to any of their respective Holding Entities, shall include provisions similar to and no less restrictive than the provisions in the form of Exhibit P, or otherwise sufficient to permit such entity to comply with Section 30.

           (g) Post-Purchase Non-Competition

           Following the purchase by any Partner of another Partner's Project
     Property: (i) the selling Partner and all of the selling Partner's Affiliates (Controlled) shall thereafter be prohibited, for a period of twenty (20) years following the purchase, from participation in casino and gambling operations, as to which Section 8(d) had previously imposed a right of first refusal; until the earliest of: (w) the date upon which the purchaser or its nominee is issued a license from the Missouri Gaming Commission to conduct gambling activity at the Operating Lease Premises of the seller on substantially the same terms as the seller; (x) the date upon which an Unsuitability Determination is made by the Missouri Gaming Commission as to the purchaser and its nominee; (y) the date upon which the purchaser and, if applicable, its nominee, withdraw their applications to the Missouri Gaming Commission for such license; and (z) the expiration of ten (10) years following the purchase, this prohibition shall apply throughout the State to any new or pending license application of the selling Partner and all Affiliates (Controlled) of such Partner (and such prohibition shall survive such purchase and any resulting dissolution of the Partnership); and (ii) the purchasing Partner and all of its Affiliates (Controlled) shall be free of any covenants under Section 8(d). The foregoing prohibition shall not apply to the acquisition by a Partner or its Affiliate (Controlled) of a Person having casinos or other gambling operations both in the St. Louis, Missouri Metropolitan Statistical Areas and in two or more other locations or to the acquisition of a Partner and/or its Affiliates (Controlled) by any such Person.

         32. Valuation and Appraisal Procedures

           (a) Voluntary Appraisal

           Upon an election of any Partner to exercise its Appraisal Buyout rights pursuant to Section 25, or upon the commencement of an Unsuitability Redemption pursuant to Section 24, the Partners shall promptly attempt, in good faith, to agree upon the Fair Market Value of all Project Property, as the case may be, for a period of fifteen (15) days from Notice of a Partner to exercise its rights pursuant to Section 25 [Appraisal Buyout] or from the commencement of an Unsuitability Redemption pursuant to Section 24, before resorting to the appraisal procedure established by Section 9(n).

           (b) Continued Use of Appraisal

           If Fair Market Value shall have been established for any Project Property under this Agreement after the Opening Date, the Fair Market Value for such asset or assets shall be used for purposes of any subsequent election pursuant to Sections 24 [Unsuitability Redemption] or 25 [Appraisal Buyout] hereof for a period of twelve (12) months after the date such Fair Market Value was established.

         33. Miscellaneous

           (a) This Agreement (and the other agreements referred to herein among the Partners and their Affiliates) embodies the entire understanding and agreement of the parties to this Agreement relating to the subject matter of this Agreement and any promise, condition, representation or warranty, express or implied, not set forth in this Agreement shall not bind any party with respect to the subject matter of this Agreement.

           (b) A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions or of any preceding or succeeding breach of this Agreement unless expressly so stated.

           (c) If any provision of this Agreement is held to be invalid, such provision shall not affect the remaining provisions of this Agreement which shall continue in full force and effect.

           (d) Wherever used in this Agreement, the masculine, feminine and neuter pronouns shall be fully interchangeable, and the singular shall include the plural where the context so requires and vice versa.

           (e) Each party hereby waives any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Partnership or such party's interest in the property held by the Partnership from the interests of the other parties until the end of the combined terms of this Partnership and all successor Partnerships reconstituted pursuant to
     Section 10 of this Agreement; provided, however, that this provision shall not limit a Partner's rights pursuant to Section 10 of this Agreement.

           (f) Any statutory references in this Agreement shall include a reference to any successor to such statute and/or to the referenced provision of such statute.

           (g) If any Notice, payment, closing or other action is to occur by the terms of this Agreement on a day that is a Saturday, Sunday or a legal holiday under the laws of the United States of America, such action shall be taken on the closest day thereafter that is not a Saturday, Sunday or such legal holiday.

           (h) This Agreement and the Partnership are and shall be governed by the laws of the State of Missouri without regard to conflict of law principles.

         34. Binding Effect

         This Agreement shall, subject to the provisions of Section 9 of this Agreement, inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the day and year set forth above.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY
BE ENFORCED BY THE PARTIES.

HARRAH'S MARYLAND HEIGHTS CORPORATION,
a Nevada corporation

By: /s/ Martin Boscaccy
    -----------------------------------
     Name: Martin Boscaccy
           ----------------------------
     Title: Authorized Representative
            ---------------------------

PLAYERS MH, L.P.,
a Missouri limited partnership

         By: PLAYERS MARYLAND HEIGHTS, INC., a
               Missouri corporation, its sole General Partner
               By: /s/ Steven P. Perskie
                   -------------------------------
                    Name: Steven P. Perskie
                          ------------------------
                    Title: Secretary
                           -----------------------

                                    EXHIBIT H

                                Prohibited Person


As used herein a Prohibited Person shall mean: (i) the following company and individuals; (ii) their respective Affiliates (Controlled), spouses, children, parents and siblings; and (iii) any Person in which any of them separately, or in the aggregate, hold Voting Power:

      1. Donald Trump

      2. Robert E. Woolley

      3. Lou Walter

      4. Bass PLC


                                    EXHIBIT H
                                 (Page 1 of 1)